     As filed with the Securities and Exchange Commission on March 24, 1999
                                                               Reg. No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

     Florida Progress              FLORIDA                    59-2147112
       Corporation                 DELAWARE                  APPLIED FOR
 Florida Progress Funding          DELAWARE                  APPLIED FOR
       Corporation                 DELAWARE                  APPLIED FOR
      FPC Capital I
      FPC Capital II
                               (State or other             (I.R.S. Employer
   (Exact name of each         jurisdiction of           Identification No.)
 registrant as specified       incorporation or
     in its charter)            organization)

     Florida Progress      Florida Progress Funding     FPC Capital I and FPC
       Corporation:              Corporation                 Capital II:
    One Progress Plaza       300 Delaware Avenue         300 Delaware Avenue
 St. Petersburg, Florida          Suite 319                   Suite 319
          33701              Wilmington, Delaware        Wilmington, Delaware
      (727) 824-6400                19801                       19801
                                (302) 427-5821              (302) 427-5821
 (Address, including zip   (Address, including zip     (Address, including zip
   code, and telephone       code, and telephone         code, and telephone
  number, including area    number, including area      number, including area
          code,                 code, of each               code, of each
   of each registrant's     registrant's principal      registrant's principal
   principal executive        executive offices)          executive offices)
         offices)

                                --------------
                                Pamela A. Saari
                                   Treasurer
                          Florida Progress Corporation
                               One Progress Plaza
                         St. Petersburg, Florida 33701
                                 (727) 820-5871
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                --------------
                                   Copies to:
      Kenneth E. Armstrong, Esq.               Jones, Day, Reavis & Pogue
  Vice President and General Counsel                 77 West Wacker
     Florida Progress Corporation             Chicago, Illinois 60601-1692
          One Progress Plaza                 Attn: Timothy J. Melton, Esq.
       St. Petersburg, FL 33701                      (312) 782-3939
            (727) 824-5153

                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
        Title of              Amount      Proposed Maximum   Proposed Maximum   Amount of
each Class of Securities       to be       Offering Price   Aggregate Offering Registration
    to be Registered       Registered(1)  per Unit(1)(2)(3)   Price(1)(2)(3)      Fee(1)
-------------------------------------------------------------------------------------------
Cumulative Quarterly
 Income Preferred
 Securities of FPC
 Capital I and FPC
 Capital II
 ("QUIPS")(5)...........
-------------------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Notes of Florida
 Progress Funding
 Corporation
 ("QUIDS")(5)...........
-------------------------------------------------------------------------------------------
Guarantees of QUIPS of
 FPC Capital I and FPC
 Capital II by Florida
 Progress
 Corporation(3).........
-------------------------------------------------------------------------------------------
Guarantees of QUIDS of
 Florida Progress
 Funding Corporation by
 Florida Progress
 Corporation(4).........
-------------------------------------------------------------------------------------------
Total...................  $300,000,000(5)       100%         $300,000,000(5)     $83,400
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

                                         (footnotes continued on following page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

(1) Such indeterminate amount of QUIPS and QUIDS as may from time to time be issued at indeterminate prices. QUIDS may be issued and sold to FPC Capital I and FPC Capital II, in which event such QUIDS may later be distributed to the holders of QUIPS upon a dissolution of FPC Capital I and FPC Capital II and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Calculated using the maximum aggregate offering price of such indeterminate amount of QUIPS and QUIDS that may be offered from time to time at an offering price below their face value.
(3) Includes the rights of holders of the QUIPS of FPC Capital I or FPC Capital II under the QUIPS Guarantees and back-up undertakings, consisting of obligations by Florida Progress Corporation to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities and debts of, as applicable, FPC Capital I and FPC Capital II and such other obligations of Florida Progress Corporation and Florida Progress Funding Corporation as are set forth in the Amended and Restated Trust Agreement, the Junior Subordinated Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Florida Progress Corporation Guarantees or any back-up undertakings.
(4) No separate consideration will be received for any such Guarantees.
(5) In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed $300,000,000, exclusive of accrued distributions and interest (if any). QUIDS may be issued and sold by Florida Progress Funding Corporation to FPC Capital I or FPC Capital II in an aggregate principal amount equal to the aggregate stated liquidation preference of any QUIDS and Common Securities to be issued and sold by FPC Capital I or FPC Capital II. QUIDS may later be distributed for no additional consideration to the holders of the QUIPS upon a dissolution of FPC Capital I or FPC Capital II and the distribution of the assets thereof.

                               ----------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

   This Registration Statement includes a prospectus supplement that relates to the proposed offering of QUIPS as described therein currently planned to commence as soon as practicable after the effective date of the Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion. Dated March 24, 1999.
            Prospectus Supplement to Prospectus Dated       , 1999.


                                 Preferred Securities
Florida

Progress                         FPC Capital I
 Logo

               % Cumulative Quarterly Income Preferred Securities,
                              Series A (QUIPSSM)*
                       (Liquidation Amount $25 per QUIPS)

          Fully and unconditionally guaranteed, as described herein, by

                          Florida Progress Corporation

                                   --------

  A brief description of the   % Cumulative Quarterly Income Preferred
Securities, Series A (QUIPSSM) can be found under "Summary Information--Q&A" in this prospectus.

  Application will be made to list the QUIPS on the New York Stock Exchange. If approved for listing, Florida Progress Corporation expects trading of the QUIPS to begin within 30 days after they are first issued.

  See "Risk Factors" on page S-5 to read about specific risks you should consider before buying the QUIPS.

                                   --------

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   --------

                                                                Per QUIPS Total
                                                                --------- -----
Initial public offering price(1)..............................    $       $
Underwriting commissions to be paid by Florida Progress Corpo-
 ration.......................................................     (2)     (2)
Proceeds to FPC Capital I.....................................    $       $

-----
(1) Plus accumulated distributions, if any, from the date of original issuance,
    which is expected to be        , 1999.
(2) Underwriting commissions of $.7875 per QUIPS will be paid by Florida Progress Corporation; except that for sales of 10,000 or more QUIPS to a single purchaser, the commissions will be $.50 per QUIPS.

                                   --------

  The Underwriters expect to deliver the QUIPS in book-entry form only through The Depository Trust Company against payment in New York, New York on , 1999.

  *"QUIPS" AND "QUIDS" are registered service marks of Goldman, Sachs & Co.

                                   --------

Goldman, Sachs & Co.                                        Salomon Smith Barney

                                   --------

                   Prospectus Supplement dated       , 1999.

                            SUMMARY INFORMATION--Q&A

   The following information supplements, and should be read together with, the information contained in other parts of this Prospectus Supplement and in the accompanying Prospectus. This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus to help you understand the % Cumulative Quarterly Income Preferred Securities, Series A (QUIPSSM) (the "Series A QUIPS"). You should carefully read this Prospectus Supplement and the accompanying Prospectus to understand fully the terms of the Series A QUIPS as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series A QUIPS. You should pay special attention to the "Risk Factors" section beginning on Page S-5 of this Prospectus Supplement to determine whether an investment in the Series A QUIPS is appropriate for you.

What are the Series A QUIPS?

   Each Series A QUIPS represents an undivided beneficial interest in the assets of FPC Capital I (the "Trust"). Each Series A QUIPS will entitle the holder to receive quarterly cash distributions as described in this Prospectus
Supplement. The Trust is offering   Series A QUIPS at a price of $   for each
Series A QUIPS.

Who is the Trust?

   The Trust is a Delaware business trust. Its principal place of business is 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, and the telephone number is (302) 427-5821.

   The Trust will sell its Series A QUIPS to the public and its Series A common securities (the "Series A Common Securities") to Florida Progress Funding Corporation ("Funding Corp."), a direct, wholly owned subsidiary of Florida Progress Corporation ("Florida Progress"). The Trust will use the proceeds from these sales to buy the % Junior Subordinated Deferrable Interest Notes, Series
A due       , 2039 (QUIDSSM) (the "Series A QUIDS") from Funding Corp. with the same financial terms as the Series A QUIPS. Florida Progress will guarantee payments made on the Series A QUIDS and the Series A QUIPS as described herein.

   The First National Bank of Chicago will act as property trustee (the "Property Trustee") of the Trust. A direct or indirect, wholly owned subsidiary of Florida Progress also will act as trustee (the "Administrative Trustee") of the Trust. First Chicago Delaware Inc. will be an additional trustee (the "Delaware Trustee") of the Trust. The First National Bank of Chicago will act as trustee (the "Indenture Trustee") under the Junior Subordinated Indenture, as supplemented (the "Junior Subordinated Indenture"), pursuant to which the Series A QUIDS will be issued and will act as trustee (the "Guarantee Trustee") under the Series A Preferred Securities Guarantee of Florida Progress (the "Series A QUIPS Guarantee") (as defined below). The Property Trustee, Delaware Trustee and Administrative Trustee are sometimes referred to as the "Securities Trustees."

Who is Florida Progress?

   Florida Progress was incorporated under the laws of Florida on January 21, 1982. Florida Progress is a diversified electric utility holding company. The principal executive offices of Florida Progress are located at One Progress Plaza, St. Petersburg, Florida 33701, and the telephone number is (727) 824-6400.

Who is Funding Corp.?

   Funding Corp. was established to obtain financing for Florida Progress and direct and indirect subsidiaries or affiliates of Florida Progress. Funding Corp. does not and will not engage in business activities other than such financing.

   Funding Corp. was incorporated under the laws of Delaware on March 18, 1999 and is a wholly owned subsidiary of Florida Progress. The principal executive offices of Funding Corp. are located at 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, and the telephone number is (302) 427-5821.

When will you receive quarterly distributions?

   If you purchase the Series A QUIPS, you are entitled to receive cumulative cash distributions at an annual rate of % (the "Securities Rate") of the liquidation amount of $25 per Series A QUIPS. Distributions will accumulate from the date the Trust issues the Series A QUIPS (the "Issue Date") and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), beginning June 30, 1999.

When can payment of your distributions be deferred?

   So long as no Junior Subordinated Indenture Event of Default (as defined below) has occurred and is continuing, Funding Corp. can, on one or more occasions, defer interest payments on the Series A QUIDS for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend,
however, beyond the maturity date of the Series A QUIDS (which is       ,
2039).

   If Funding Corp. defers interest payments on the Series A QUIDS, the Trust will also defer distributions on the Series A QUIPS. During this deferral period, distributions will continue to accrue on the Series A QUIPS at an annual rate of % of the liquidation amount of $25 per Series A QUIPS. Also, the deferred distributions will themselves accrue interest at an annual rate of
 % (to the extent permitted by law). If Funding Corp. makes all deferred interest payments on the Series A QUIDS, with accrued interest, it can again defer interest payments on the Series A QUIDS.

   During any period in which Funding Corp. defers interest payments on the Series A QUIDS, neither Florida Progress nor Funding Corp. will be permitted to (with limited exceptions):

  . pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock; or

  . make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Series A QUIDS or the Series A QUIDS Guarantee (as defined below), or make any guarantee payments with respect to any guarantee by it of debt securities of any of its subsidiaries if the guarantee is equal to or junior in right of payment to the Series A QUIDS or the Series A QUIDS Guarantee.

   If Funding Corp. defers payments of interest on the Series A QUIDS, the Series A QUIDS will, from the time of deferral, be treated as having been reissued with original issue discount ("OID") for United States federal income tax purposes. This means that you will be required to accrue interest income and include the amounts of this income in your gross income for United States federal income tax purposes even though you will not have received any cash distributions relating to this interest income, and even though you may use the cash method of accounting. See "United States Federal Income Tax Considerations--Original Issue Discount."

When can the trust redeem the Series A QUIPS?

   The Trust must redeem all of the outstanding Series A QUIPS and Common
Securities when the Series A QUIDS are paid at maturity on       , 2039. In
addition, if Funding Corp. redeems any Series A QUIDS before their maturity, the Trust will use the cash it receives from the redemption to redeem, on a pro rata basis, Series A QUIPS and Series A Common Securities (collectively, the "Series A Trust Securities") having a combined liquidation amount equal to the principal amount of the Series A QUIDS redeemed.

   Funding Corp. can redeem some or all of the Series A QUIDS before their maturity at 100% of their principal amount on one or more occasions any time on
or after       , 2004. Funding Corp. also has the option to redeem the Series A
QUIDS, in whole, but not in part, at any time if specific changes in tax or investment company law occur and other conditions are satisfied, as more fully described under "Description of the Series A QUIPS--Special Event Redemption or Distribution." In any case, Funding Corp. will pay accrued interest to the date of redemption.

What is Florida Progress's guarantee of the Series A QUIPS?

   Florida Progress will guarantee the Series A QUIPS based on:

  . its guarantee of Funding Corp.'s obligations to make payments on the Series A QUIDS (the "Series A QUIDS Guarantee");

  . the Series A QUIPS Guarantee, which guarantees the Trust's obligation to pay distributions on the Series A QUIPS; and

  . its obligations under the Trust Agreement and the Agreement as to Expenses and Liabilities (each of the capitalized terms being used as defined under "FPC Capital I" at page S-8 of this Prospectus Supplement).

   Florida Progress' obligations under the Series A QUIDS Guarantee are subordinate and junior to all of its Senior Debt (as defined under "Description of the QUIDS--Subordination" in the accompanying Prospectus).

   The payment of distributions on the Series A QUIPS is guaranteed by Florida Progress under the Series A QUIPS Guarantee, but only to the extent the Trust has funds legally and immediately available to make distributions.

   Florida Progress' obligations under the Series A QUIPS Guarantee are:

  . subordinate and junior in right of payment to its other liabilities;

  . equal in rank to its most senior preferred stock; and

  . senior to its common stock.

When could the Series A QUIDS be distributed to you?

   Funding Corp. has the right to terminate the Trust at any time. If Funding Corp. terminates the Trust, the Trust will liquidate by distributing the Series A QUIDS to holders of the Series A Trust Securities on a pro rata basis. If the Series A QUIDS are distributed, Funding Corp. will use its best efforts to list the Series A QUIDS on the New York Stock Exchange (or any other exchange on which the Series A QUIPS are then listed) in place of the Series A QUIPS. For a discussion of Funding Corp.'s ability to distribute the Series A QUIDS, see "Description of the Series A QUIPS--Special Event Redemption or Distribution" and "--Liquidation Distribution Upon Dissolution."

Will the Series A QUIPS be listed on a Stock Exchange?

   Application will be made to list the Series A QUIPS on the New York Stock Exchange. If approved, trading of the Series A QUIPS is expected to begin within 30 days after they are first issued.

Will holders of the Series A QUIPS have any voting rights?

   Generally, the holders of the Series A QUIPS will not have any voting rights. See "Description of the Series A QUIPS--Voting Rights."

In what form will the Series A QUIPS be issued?

   The Series A QUIPS will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your Series A QUIPS and that your broker will maintain your position in the Series A QUIPS. Florida Progress expects that the Series A QUIPS will be ready
for delivery through The Depository Trust Company on or about       , 1999.

                                  RISK FACTORS

   Your investment in the Series A QUIPS will involve risks. You should carefully consider the following discussion of risks, and the other information in this Prospectus Supplement and the accompanying Prospectus, before deciding whether an investment in the QUIPS is suitable for you.

   There are statements in this Prospectus Supplement and accompanying Prospectus and in the documents incorporated herein and therein by reference that are not historical fact, but are "forward-looking statements," which are identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," "will" or "anticipates" or the negative of or variations on these terms. Discussions of strategy that involve risks or uncertainties are also forward-looking. Actual results for Florida Progress may differ from those expected due to a number of variables, including, but not limited to, actual sales, the effects of competition, the implementation of utility restructuring, environmental and nuclear and other regulatory requirements, the timing and effect of regulatory and court proceedings and the timely completion of Year 2000 modifications. While Florida Progress believes that estimates given accurately measure the expected outcome, actual results could vary materially due to the variables mentioned and other factors.

Funding Corp.'s Obligations under the Series A QUIDS and Florida Progress's Obligations under the Series A QUIDS Guarantee and the Series A QUIPS Guarantee are Subordinated.

   Funding Corp.'s obligations under the Series A QUIDS will rank junior in priority of payment to all of Funding Corp.'s Senior Debt (as defined under "Description of the QUIDS--Subordination" in the accompanying Prospectus). The obligations of Florida Progress under the Series A QUIDS Guarantee will be subordinate and junior to all present and future Senior Debt of Florida Progress. This means that neither Funding Corp. nor Florida Progress can make any payments on the Series A QUIDS or the Series A QUIDS Guarantee if it defaults on a payment of Senior Debt and does not cure that default within the applicable grace period or if the Senior Debt becomes immediately due because of a default and has not yet been paid in full. Funding Corp. currently has no Senior Debt outstanding, but could issue such Senior Debt in the future. At December 31, 1998, Senior Debt of Florida Progress aggregated approximately $1.2 billion.

   Florida Progress' obligations under the Series A QUIPS Guarantee will rank in priority of payment as follows:

  . subordinate and junior in right of payment to its other liabilities;

  . equal in rank to its most senior preferred stock; and

  . senior to its common stock.

   This means that Florida Progress cannot make any payments on the Series A QUIPS Guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Florida Progress, its assets would be available to pay obligations under the Series A QUIPS Guarantee only after Florida Progress made all payments on its other Senior Debt.

   None of the Series A QUIPS, the Series A QUIDS, the Series A QUIDS Guarantee nor the Series A QUIPS Guarantee limit the ability of Florida Progress or Funding Corp. to incur additional indebtedness, including indebtedness that will rank senior in priority of payment to the Series A QUIDS, the Series A QUIDS Guarantee and the Series A QUIPS Guarantee. See "Description of the QUIPS Guarantee--Subordination" and "Description of the QUIDS--Subordination" in the accompanying Prospectus.

The Series A QUIPS Guarantee Only Covers Payments if the Trust has Cash
Available.

   The ability of the Trust to pay scheduled distributions on the Series A QUIPS, the redemption price of the Series A QUIPS and the liquidation amount of each Series A QUIPS is solely dependent upon Funding Corp. making the related payments on the Series A QUIDS when due.

   If Funding Corp. defaults on its obligations to pay principal or interest on the Series A QUIDS, the Trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each Series A QUIPS. In those circumstances, you will not be able to rely upon the Series A QUIPS Guarantee for payment of these amounts.

   Instead, you:

  . may directly sue Florida Progress or Funding Corp. or seek other remedies to collect your pro rata share of payments owed; or

  . may rely on the Property Trustee to enforce the Trust's rights under the Series A QUIDS and the Series A QUIDS Guarantee.

Deferral of Distributions Would Have Tax Consequences For You and May Affect the Trading Price of the Series A QUIPS.

   So long as no Junior Subordinated Indenture Event of Default (as defined below) has occurred and is continuing, Funding Corp. can, on one or more occasions, defer interest payments on the Series A QUIDS for up to 20 consecutive quarterly periods. If Funding Corp. defers interest payments on the Series A QUIDS, the Trust will defer distributions on the Series A QUIPS during any deferral period. However, distributions would still accumulate and such deferred distributions would themselves accrue interest at the annual rate of
 % per annum (to the extent permitted by law).

   If Funding Corp. defers payments of interest on the Series A QUIDS, you will be required to include interest income in gross income for United States federal income tax purposes in the form of OID (based on your pro rata share of the deferred interest on the Series A QUIDS held by the Trust) before you receive any cash relating to your interest, even if you use the cash method of accounting. In addition, you will not receive this cash if you sell the Series A QUIPS before the end of any deferral period or before the Record Date (as defined below) relating to distributions which are paid.

   Funding Corp. has no current intention of deferring interest payments on the Series A QUIDS. However, if Funding Corp. exercises its right in the future, the Series A QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Series A QUIDS. If you sell the Series A QUIPS during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Series A QUIPS. In addition, the existence of Funding Corp.'s right to defer payments of interest on the Series A QUIDS may mean that the market price for the Series A QUIPS (which represent an undivided beneficial interest in the Series A QUIDS) may be more volatile than other securities that do not have these rights.

   See "United States Federal Income Tax Considerations" for more information regarding the tax consequences of purchasing, holding and selling the Series A QUIPS.

Series A QUIPS May Be Redeemed at Any Time if Adverse Changes in Tax or Investment Company Law Occur.

   If adverse changes in tax or investment company law occur and are continuing, and other conditions are satisfied, Funding Corp. has the right to redeem the Series A QUIDS, in whole, but not in part, at any time. Any such redemption will cause a mandatory redemption of all Series A QUIPS and Series A Common Securities at a redemption price equal to $25 per security plus any accrued and unpaid distributions. See "Description of the Series A QUIPS--Special Event Redemption or Distribution."

The Series A QUIDS, and therefore the Series A QUIPS, May Be Redeemed At the Option of Funding Corp.

   At the option of Funding Corp., the Series A QUIDS may be redeemed, in
whole, at any time, or in part, from time to time, on or after      , 2004 at a
redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest to the date of redemption. See "Description of the Series A QUIDS--Redemption." You should assume that Funding Corp. will exercise its redemption option if Funding Corp. is able to refinance at a lower interest rate or it is otherwise in the interest of Funding Corp. to redeem the Series A QUIDS. If the Series A QUIDS are redeemed, the Trust must redeem the Series A Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Series A QUIDS to be redeemed. See "Description of the Series A QUIPS--Redemption."

There Can Be No Assurance as to the Market Prices for the Series A QUIPS or the Series A QUIDS.

   There can be no assurance as to the market prices for the Series A QUIPS or the Series A QUIDS that may be distributed in exchange for Series A QUIPS upon a termination of the Trust. Accordingly, the Series A QUIPS that an investor may purchase, whether pursuant to the offer made by this Prospectus Supplement or in the secondary market, or the Series A QUIDS that a holder of Series A QUIPS may receive upon a termination of the Trust, may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered by this Prospectus Supplement. As a result of Funding Corp.'s right to defer interest payments on the Series A QUIDS, the market price of the Series A QUIPS (which represent undivided beneficial ownership interests in the Trust, substantially all the assets of which consist of the Series A QUIDS) may be more volatile than the market prices of other securities that are not subject to such optional deferrals.

Funding Corp. May Terminate the Trust at Any Time.

   Funding Corp. has the right to terminate the Trust at any time. If Funding Corp. decides to exercise its right to terminate the Trust, the Trust will liquidate by distributing the Series A QUIDS to holders of the Series A QUIPS and the Series A Common Securities on a pro rata basis.

   Under current United States federal income tax law, a distribution of Series A QUIDS to you on the dissolution of the Trust should not be a taxable event to you.

   Funding Corp. has no current intention of causing the termination of the Trust and the distribution of the Series A QUIDS. Funding Corp. anticipates that it would consider exercising this right in the event that expenses associated with maintaining the Trust were substantially greater than currently expected such as if specific changes in tax law or investment company law occurred. See "Description of the Series A QUIPS--Special Event Redemption or Distribution." Funding Corp. cannot predict the other circumstances under which this right would be exercised.

   Although Funding Corp. intends to use its best efforts to list the Series A QUIDS on the New York Stock Exchange (or any other exchange on which the Series A QUIPS are then listed) if they are distributed, we cannot assure you that the Series A QUIDS will be approved for listing or that a trading market will exist for those securities.

You Have Limited Voting Rights.

   You will have limited voting rights. In particular, subject to specific exceptions, only Funding Corp. can appoint or remove any of the Securities Trustees. See "Description of the Series A QUIPS--Voting Rights."

                                 FPC CAPITAL I

   The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 22, 1999. The Trust's business is defined in a trust agreement, executed by Funding Corp., as Depositor, and First Chicago Delaware Inc., as the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety on the Issue Date (as amended and restated, the "Trust Agreement"). The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Trust exists for the exclusive purposes of (1) issuing the Series A Trust Securities representing undivided, beneficial interests in the assets of the Trust, (2) investing the gross proceeds of the Series A Trust Securities in the Series A QUIDS, and (3) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 41 years, but may terminate earlier as provided in the Trust Agreement.

   Upon issuance of the Series A QUIPS, the purchasers thereof will own all of the Series A QUIPS. Funding Corp. will acquire all of the Series A Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Series A Common Securities will rank equally, and payments will be made thereon pro rata, with the Series A QUIPS, except that upon the occurrence and continuance of a Junior Subordinated Indenture Event of Default (as defined below), the rights of the holders of Series A Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series A QUIPS.

   The Trust's business and affairs will be conducted by the Securities Trustees, which will be appointed by Funding Corp. as the holder of the Series A Common Securities. A direct or indirect, wholly owned subsidiary of Florida Progress initially will serve as Administrative Trustee. The First National Bank of Chicago will serve as Property Trustee and will hold legal title to the Series A QUIDS issued by Funding Corp. on behalf of the Trust and the holders of the Series A Trust Securities. First Chicago Delaware Inc. will serve as Delaware Trustee. In specific circumstances, the holders of a majority in liquidation amount of the Series A QUIPS will be entitled to appoint a substitute Property Trustee. See "Description of the Series A QUIPS--Voting Rights."

   The Property Trustee will hold legal title to the Series A QUIDS for the benefit of the Trust and the holders of the Series A Trust Securities and will have the power to exercise all rights, powers and privileges under the Junior Subordinated Indenture as the holder of the Series A QUIDS. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Series A Trust Securities. Subject to the right of the holders of the Series A QUIPS to appoint a substitute Property Trustee in specific instances, Funding Corp., as the holder of all the Series A Common Securities, will have the right to appoint, remove or replace all the Securities Trustees.

   The Series A QUIDS and the Series A QUIDS Guarantee will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash pursuant to the Agreement as to Expenses and Liabilities between Florida Progress and the Trust.

   The rights of the holders of the Series A QUIPS, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act and the 1939 Act. See "Description of the Series A QUIPS."

   The Trust's office and principal place of business shall be 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, and the telephone number is
(302) 427-5821.

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust will be treated as a subsidiary of Florida Progress and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Florida Progress. The Series A QUIPS will be presented as a separate line item in the consolidated balance sheet of Florida Progress, and appropriate disclosures concerning the Series A QUIPS, the Series A QUIPS Guarantee, the Series A QUIDS and the Series A QUIDS Guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, Florida Progress will record distributions payable on the Series A QUIPS as an expense.

        SELECTED CONSOLIDATED FINANCIAL INFORMATION OF FLORIDA PROGRESS

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus Supplement or the accompanying Prospectus or incorporated herein by reference.

                                                 Year Ended December 31,
                                           -----------------------------------
                                            1994   1995   1996  1997(1)  1998
                                           ------ ------ ------ ------- ------
                                            (Millions, except per share data
                                                       and ratios)
Operating Revenues........................ $2,725 $3,008 $3,158 $3,316  $3,620
Consolidated Net Income...................    212    239    224     54     282
Earnings per Share of Common Stock........ $ 2.28 $ 2.50 $ 2.32 $ 0.56  $ 2.90
Ratio of Earnings to Fixed Charges (2)....   3.25   3.61   3.74   1.72    3.16
Ratio of Earnings to Fixed Charges Plus
 Preferred Dividend Requirements
 (Pre-Income Tax Basis) (3)...............   2.95   3.28   3.52   1.68    3.13

                                                           Capitalization as
                                                            of December 31,
                                                                  1998
                                                           ------------------
                                                                      As
                                                           Actual Adjusted(4)
                                                           ------ -----------
                                                           (Millions, except
                                                              percentages)
Common Stock Equity....................................... $1,862 $1,862     %
Preferred Stock of Subsidiaries...........................     34     34
Subsidiary Obligated Mandatorily Redeemable Preferred
 Securities...............................................      0
Long-Term Debt............................................  2,250
Short-Term Debt, including current portion of long-term
 debt of $145.9 million...................................    382
                                                           ------ ------ ----
Total Capitalization...................................... $4,528 $          %
                                                           ====== ====== ====

--------
(1) Operating results for 1997 were negatively impacted by the extended outage of Florida Power Corporation's Crystal River nuclear plant and the provision for loss on Florida Progress' investment in Mid-Continent Life Insurance Company. These two events reduced Florida Progress' 1997 earnings by $200 million, or $2.06 per share.
(2) For purposes of this ratio (A) earnings consists of income from continuing operations before income taxes and fixed charges and (B) fixed charges consist of all interest deductions and the interest component of rentals.
(3) For purposes of this ratio (A) earnings consist of income from continuing operations before income taxes and fixed charges, (B) fixed charges consist of all interest deductions and the interest component of rentals and (C) preferred dividends represent an amount equal to the earnings which, on a pre-tax basis, would be required to meet the dividends on preferred stock.
(4) Gives effect to the issuance of the Series A QUIPS offered hereby and the use of proceeds as set forth under "Use of Proceeds," net of underwriting commissions and other issuance expenses.

                                USE OF PROCEEDS

   The Trust will invest all of the proceeds from the sale (which, assuming an initial offering price equal to the liquidation amount, are estimated to be
approximately $   ) of Series A QUIPS in the Series A QUIDS. The proceeds from such investment will be invested from time to time in debt instruments issued by Florida Progress or its direct or indirect subsidiaries. These debt instruments are expected to generate sufficient funds to enable Funding Corp. to make payments when due under the Series A QUIDS. The net proceeds received by Florida Progress or its direct and indirect operating subsidiaries will be used in connection with the repayment of a portion of their outstanding short-term bank loans and commercial paper and for other general corporate purposes. A portion of the commercial paper to be repaid is classified as long-term debt due to the duration of the underlying backup credit facilities. As of March 22, 1999, Florida Progress had on a consolidated basis $809.5 million of short-term bank loans and commercial paper outstanding with a weighted average interest rate of 4.90 percent.

                       DESCRIPTION OF THE SERIES A QUIPS

   The Series A QUIPS will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement has been qualified as an indenture under the 1939 Act. The Property Trustee will act as the indenture trustee with respect to the Trust, as well as the Series A QUIPS Guarantee, for purposes of compliance with the provisions of the 1939 Act. The terms of the Series A QUIPS will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the 1939 Act. The following summary of the principal terms and provisions of the Series A QUIPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, as well as the Delaware Business Trust Act and the 1939 Act.

General

   The Trust Agreement authorizes the Administrative Trustee, on behalf of the Trust, to issue the Series A QUIPS, which represent preferred undivided beneficial interests in the assets of the Trust, and the Series A Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Series A Common Securities will be owned by Funding Corp. The Series A Common Securities rank equally, and payments will be made thereon on a pro rata basis, with the Series A QUIPS, except that upon the occurrence of a Junior Subordinated Indenture Event of Default (as defined below), the rights of the holders of the Series A Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series A QUIPS. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Series A Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Series A QUIDS for the benefit of the Trust and the holders of the Series A Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Series A QUIPS or liquidation of the Trust, are guaranteed by Florida Progress on a subordinated basis as and to the extent described under "Description of the QUIPS Guarantees" in the accompanying Prospectus. The Series A QUIPS Guarantee does not cover payment of distributions on the Series A QUIPS when the Trust does not have legally and immediately available funds sufficient to make such distributions. In such event, the holders of Series A QUIPS must rely upon the Property Trustee to enforce its rights under the Series A QUIDS or, if a Junior Subordinated Indenture Event of Default (as defined below) has occurred and is continuing and the Indenture Trustee fails or the holders of not less than 25% of the Series A QUIDS fail to declare the principal of all of the Series A QUIDS to be immediately due and payable, the holders of at least 25% in Liquidation Amount of the Series A QUIPS then outstanding have the right by notice in writing to Funding Corp., Florida Progress and the Indenture Trustee to declare such principal immediately due legal proceeding directly against Funding Corp. or Florida Progress, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series A QUIDS having a principal amount equal to the aggregate stated liquidation amount of the Series A QUIPS of such holder on or after the due dates specified in the Series A QUIDS. The above mechanisms and obligations, together with Florida Progress's obligations under the Series A QUIDS Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee by Florida Progress and Funding Corp. of payments due on the Series A QUIPS. See "--Voting Rights" below.

Distributions

   Distributions on the Series A QUIPS will be fixed at the Securities Rate and will accrue from the Issue Date and, except in the event of an Extension Period (as defined below), will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date") commencing June 30, 1999. In the event that any date on which distributions are to be made on the Series A QUIPS is not a Business Day (as defined below), then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" is any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

   Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the Business Day immediately prior to the Distribution Date, or, if the Series A QUIPS do not remain in book-entry only form, the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

   So long as no Junior Subordinated Indenture Event of Default (as defined below) has occurred and is continuing, Funding Corp. has the right under the Junior Subordinated Indenture to defer payments of interest on the Series A QUIDS by extending the interest payment period from time to time on the Series A QUIDS (each, an "Extension Period") which, if exercised, would defer quarterly distributions on the Series A QUIPS during any such extended interest payment period. Deferred installments of interest on the Series A QUIDS will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Series A QUIPS as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension Period. See "Description of the Series A QUIDS--Interest" and "--Option to Extend Interest Payment Period."

   Distributions on the Series A QUIPS must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Series A QUIPS will be limited to payments received under the Series A QUIDS. See "Description of the Series A QUIDS."

Redemption

   The Series A QUIPS are subject to mandatory redemption upon repayment of the Series A QUIDS at maturity or their earlier redemption. The Series A QUIDS will
mature on      , 2039
and may be redeemed, in whole or in part, without premium, from time to time,
at the option of Funding Corp., at any time on or after      , 2004 or at any
time in whole, but not in part, upon the occurrence of a Special Event (as defined below). Upon the repayment of the Series A QUIDS, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like amount of Series A Trust Securities upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as defined below). See "Description of the Series A QUIDS--Optional Redemption."

   The Series A QUIPS to be redeemed will be selected on a pro-rata basis (based upon Liquidation Amounts) not more than 60 days prior to the redemption date by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the aggregate liquidation amount of Series A QUIPS of a denomination larger than $25.

   The "Redemption Price" for each Series A QUIPS will equal the stated liquidation amount of $25, plus accrued and unpaid distributions thereon to the date of payment.

Special Event Redemption or Distribution

   Upon the occurrence of a Special Event at any time, Funding Corp. will have the option to redeem the Series A QUIDS in whole (and thus cause the redemption of the Series A QUIPS in whole). A Special Event is either an Investment Company Act Event or a Tax Event.

   An "Investment Company Act Event" means that the Trust has received an opinion of counsel experienced in such matters (which may be counsel to Florida Progress or Funding Corp.) to the effect that, as a result of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

   "Tax Event" means that the Trust has received an opinion from counsel experienced in such matters (which may be counsel to Funding Corp.) to the effect that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (A) the Trust is, or will within 90 days of the date of such opinion be, subject to United States federal income tax with respect to income received or accrued on the Series A QUIDS,
(B) interest payable by Funding Corp. on the Series A QUIDS is not, or will within 90 days of the date of such opinion not be, deductible by Funding Corp., in whole or in part, for United States federal income tax purposes, or (C) the Trust is, or will within 90 days of the date of such opinion be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Exchange of Series A QUIDS for Series A QUIPS

   Funding Corp. will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Trust. See "--Liquidation Distribution Upon Dissolution" below. This right is optional and wholly within the discretion of Funding Corp. Circumstances under which Funding Corp. may determine to exercise this right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to Florida Progress,

Funding Corp. or the Trust that are not within the definition of a Tax Event because they do not result from an amendment, change, pronouncement or decision described in such definition, and changes in the accounting requirements applicable to the Series A QUIPS as described under "Accounting Treatment."

   If Series A QUIDS are distributed to the holders of the Series A QUIPS, Funding Corp. will use its best efforts to have the Series A QUIDS listed on the NYSE or on such other exchange as the Series A QUIPS are then listed. After the date for any distribution of Series A QUIDS upon termination of the Trust,
(1) the Series A QUIPS and the Series A QUIPS Guarantee will no longer be deemed to be outstanding, (2) certificates representing Series A QUIDS having an aggregate principal amount equal to the aggregate stated liquidation amount of the Series A Trust Securities will be issued to the holders of certificates representing Series A Trust Securities upon surrender of such certificates for exchange, (3) any certificates representing Series A QUIPS and the Series A QUIPS Guarantee not so surrendered for exchange will be deemed to represent Series A QUIDS until such certificates are presented to Funding Corp. or its agent for transfer or reissuance and (4) all rights of holders of Series A Trust Securities will cease, except the right of such holders to receive Series A QUIDS upon surrender of their Series A Trust Securities certificates.

   There can be no assurance as to the market prices for the Series A QUIPS or the Series A QUIDS that may be distributed in exchange for the Series A QUIPS if a termination and liquidation of the Trust were to occur. Accordingly, the Series A QUIPS that an investor may purchase, or the Series A QUIDS that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered hereby.

Redemption Procedures

   In the event that fewer than all of the Series A Trust Securities are to be redeemed, then the aggregate liquidation amount of the Series A Trust Securities to be redeemed will be allocated 97% to the Series A QUIPS and 3% to the Series A Common Securities.

   The Series A QUIPS redeemed on each redemption date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of the Series A QUIDS. The Redemption Price of Series A QUIPS will be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

   If the Property Trustee gives a notice of redemption in respect of Series A QUIPS (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Series A QUIPS are in book-entry only form, sufficient funds to pay the applicable Redemption Price and will give the securities depositary irrevocable instructions to pay the applicable Redemption Price. See "--Book-Entry Only Issuance--The Depository Trust Company" below. If the Series A QUIPS are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders of the Series A QUIPS upon surrender of their Series A QUIPS certificates. If notice of redemption has been given and funds deposited as required, then on the date of such deposit, all rights of holders of Series A QUIPS called for redemption will cease, except the right of the holders of these Series A QUIPS to receive the applicable Redemption Price and any Distribution payable on or prior to the redemption date, but without interest on such Redemption Price. If any date fixed for redemption of Series A QUIPS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a

Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A QUIPS is improperly withheld or refused and not paid either by the Trust or by Florida Progress pursuant to the Series A QUIPS Guarantee or the Series A QUIDS Guarantee, distributions on such Series A QUIPS will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Series A QUIPS to the date such Redemption Price is actually paid. See "--Events of Default" below, "Relationship Among the Series A QUIPS, the Series A QUIDS, the Series A QUIPS Guarantee and the Series A QUIDS Guarantee" herein and "Description of the QUIDS Guarantees" and "Description of the QUIPS Guarantees--Events of Default" in the accompanying Prospectus.

   Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), Florida Progress, Funding Corp. or any of their affiliates may, at any time and from time to time, purchase outstanding Series A QUIPS by tender, in the open market or by private agreement.

Book-Entry Only Issuance--The Depository Trust Company

   The Depository Trust Company ("DTC") will act as the initial securities depositary for the Series A QUIPS. The Series A QUIPS will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Series A QUIPS certificates will be issued, representing in the aggregate the total number of Series A QUIPS, and will be deposited with DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

   Purchases of Series A QUIPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A QUIPS on DTC's records. The ownership interest of each actual purchaser of Series A QUIPS ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A QUIPS. Transfers of ownership interests in the Series A QUIPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A QUIPS, except in the event that use of the book-entry system for the Series A QUIPS is discontinued.

   DTC has no knowledge of the actual Beneficial Owners of the Series A QUIPS. DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A QUIPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices will be sent to DTC.

   Although voting with respect to the Series A QUIPS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Series A QUIPS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A QUIPS are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Distribution payments on the Series A QUIPS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee, Funding Corp. or Florida Progress, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Except as provided herein, a Beneficial Owner in a global Series A QUIPS will not be entitled to receive physical delivery of Series A QUIPS. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series A QUIPS. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global Series A QUIPS.

   DTC may discontinue providing its services as securities depositary with respect to the Series A QUIPS at any time by giving at least 90 days' prior written notice to the Trust. If this happens, and a successor securities depositary is not obtained, Series A QUIPS certificates will be printed and delivered to the holders of record. Additionally, Funding Corp. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Series A QUIPS. In that event, certificates for the Series A QUIPS will be printed and delivered to the holders of record.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Florida Progress, Funding Corp. and the Trust believe to be reliable, but Florida Progress, Funding Corp. and the Trust take no responsibility for the accuracy of these sources. The Trust has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Liquidation Distribution Upon Dissolution

   Pursuant to the Trust Agreement, the Trust will terminate on December 31, 2040 or earlier upon (1) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of Funding Corp., dissolution or liquidation of Funding Corp. or entry of an order for dissolution of the Trust by a court of competent jurisdiction; (2) the delivery of written direction to the Property Trustee by Funding Corp., at any time (which direction is optional and wholly within the discretion of Funding Corp.) to terminate the Trust and distribute the Series A QUIDS to the holders of the Series A Trust Securities in liquidation of the Trust (see "--Special Event Redemption or Distribution" above); or (3) the payment at maturity or redemption of all of the Series A QUIDS, and the consequent payment of the Series A Trust Securities.

   If the Trust terminates on December 31, 2040 or an early termination occurs as described in clause (1) or (2) above, the Trust will be liquidated, and the Property Trustee will distribute to each holder of Series A Trust Securities a like amount of Series A QUIDS, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation preference of $25 per Series A Trust Security, plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable directly by the Trust on the Series A Trust Securities will be paid on a pro rata basis. The holder of the Series A Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Series A QUIPS, except that if a Junior Subordinated Indenture Event of Default has occurred and is continuing, the holders of Series A QUIPS will have a priority over the holders of Series A Common Securities.

Events of Default

   Any one of the following events constitutes an "Event of Default" under the Trust Agreement (each, a "Trust Agreement Event of Default") with respect to the Series A Trust Securities issued thereunder (whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) the occurrence of an "Event of Default" as defined in the Junior Subordinated Indenture (each, a "Junior Subordinated Indenture Event of Default") (see "Description of the QUIDS--Events of Default" in the accompanying Prospectus); or

     (2) default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days; or

     (3) default by the Trust in the payment of any Redemption Price of any Series A Trust Security when it becomes due and payable; or

     (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to such Securities Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Series A QUIPS a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

     (5) the occurrence of events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Funding Corp. to appoint a successor Property Trustee within 60 days thereof.

   Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee must transmit notice of such Event of Default to the holders of Series A Trust Securities, Funding Corp. and the Administrative Trustee, unless such Trust Agreement Event of Default shall have been cured or waived.

   If a Junior Subordinated Indenture Event of Default occurs and is continuing and the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Series A QUIDS fail to declare the principal of all of the Series A QUIDS to be immediately due and payable, the holders of at least 25% in Liquidation Amount of the Series A QUIPS then outstanding will have the right by notice in writing to Funding Corp., Florida Progress and the Indenture Trustee to declare such principal immediately due and payable. Notwithstanding the foregoing, a holder of Series A QUIPS may institute a legal proceeding directly against Florida Progress or Funding Corp., without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series A QUIDS having a principal amount equal to the aggregate stated liquidation amount of the Series A QUIPS of such holder on or after the due dates specified in the Series A QUIDS. See "Relationship Among the Series A QUIPS, the Series A QUIDS, the Series A QUIPS Guarantee and the Series A QUIDS Guarantee" herein and "Description of the QUIPS Guarantees--Events of Default" in the accompanying Prospectus.

   Unless a Junior Subordinated Indenture Event of Default shall have occurred and be continuing, the Securities Trustees may be removed at any time by act of the holder of the Series A Common Securities. If a Junior Subordinated Indenture Event of Default has occurred and is continuing, any Securities Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Series A QUIPS, delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor will be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

   If a Junior Subordinated Indenture Event of Default has occurred and is continuing, the holders of Series A QUIPS will have a priority over the holders of Series A Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution Upon Dissolution."

Voting Rights

   Except as provided below and under "Description of the QUIPS Guarantees-- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Trust Agreement, the holders of the Series A QUIPS will have no voting rights.

   If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (1) any action that would adversely affect in any material respect the powers, preferences or special rights of the Series A QUIPS, whether by way of amendment to the Trust Agreement or otherwise, or (2) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Series A QUIPS will be entitled to vote as a class on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of such outstanding Series A QUIPS.

   So long as any Series A QUIDS are held by the Property Trustee, the Securities Trustees shall not (1) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Series A QUIDS, (2) waive any past default which is waivable under the applicable provisions of the Junior Subordinated Indenture,
(3) exercise any right to rescind or annul a declaration that the principal of all Series A QUIDS shall be due and payable, or (4) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Series A QUIDS, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of the outstanding Series A QUIPS; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Series A QUIDS affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Series A QUIPS. The Securities Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Series A QUIPS, except pursuant to a subsequent vote of such holders. The Property Trustee must notify all holders of the Series A QUIPS of any notice of default received from the Indenture Trustee with respect to the Series A QUIDS. In addition to obtaining the foregoing approvals of the holders of the Series A QUIPS, prior to taking any of the foregoing actions, the Securities Trustees must obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for federal income tax purposes on account of such action.

   Any required approval of holders of QUIPS may be given at a separate meeting of holders of QUIPS convened for such purpose or pursuant to written consent. The Administrative Trustee will cause a notice of any meeting at which holders of QUIPS are entitled to vote to be given to each holder of record of QUIPS in the manner set forth in the Trust Agreement.

   Notwithstanding that holders of Series A QUIPS are entitled to vote or consent under any of the circumstances described above, any of the Series A QUIPS that are owned by Funding Corp., the Securities Trustees or any affiliate of Funding Corp. or any Securities Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Co-Property Trustees and Separate Property Trustee

   At any time or times, for the purpose of meeting the legal requirements of the 1939 Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Series A Common Securities and the Administrative Trustee will have power to appoint, and upon the written request of the Administrative Trustee, Funding Corp., must for such purpose join with the Administrative Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If Funding Corp. does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Junior Subordinated Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Amendment of the Trust Agreement

   The Trust Agreement may be amended from time to time by Funding Corp. and the Securities Trustees without the consent of the holders of the Series A Trust Securities (1) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided that the amendment does not adversely affect in any material respect the interests of any holder of Series A Trust Securities, or (2) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (A) upon approval of the holders of a majority in aggregate liquidation amount of the Series A Trust Securities then outstanding, and (B) upon receipt by the Securities Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from the 1940 Act.

   Notwithstanding the foregoing, without the consent of each affected holder of Series A Trust Securities, the Trust Agreement may not be amended to (1) change the amount or timing of any distribution on the Series A Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Series A Trust Securities as of a specified date, (2) restrict the right of a holder of Series A Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (3) change the consent required to amend the Trust Agreement.

Mergers, Consolidations or Amalgamations

   The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may at the request of Funding Corp., with the consent of Florida Progress and the Administrative Trustee and without the consent of the holders of the Series A Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     (1) such successor entity either (A) expressly assumes all of the obligations of the Trust with respect to the Series A QUIPS, or (B) substitutes for the Series A QUIPS other securities having substantially the same terms as the Series A QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the Series A QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     (2) Funding Corp. expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series A QUIDS;

     (3) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A QUIPS are then listed or traded;

     (4) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

     (5) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A QUIPS (including any Successor Securities) in any material respect;

     (6) such successor entity has a purpose substantially identical to that of the Trust;

     (7) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Funding Corp. has received an opinion of counsel to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A QUIPS (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act; and

     (8) Funding Corp. owns all the Series A Common Securities of such successor entity and Florida Progress guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A QUIPS Guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Series A QUIPS, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

   Any corporation or other body into which any of the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any such Trustee must be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such corporation is otherwise qualified and eligible under the Trust Agreement.

Payment and Paying Agent

   So long as DTC is acting as securities depositary for the Series A QUIPS, payments in respect of the Series A QUIPS in global form shall be made to DTC in immediately available funds, which is to credit the relevant accounts at DTC on the applicable Distribution Dates. If the Series A QUIPS are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register (as such term is defined in the Trust Agreement). The Paying Agent will initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustee, the Property Trustee and Funding Corp. In such event, the Administrative Trustee shall appoint a successor to act as Paying Agent.

Registrar and Transfer Agent

   The Property Trustee will initially act as registrar and transfer agent (the "Securities Registrar") for the Series A QUIPS.

   Registration of transfers of Series A QUIPS will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

   The Securities Registrar will not be required to register or cause to be registered any transfer of Series A QUIPS after they have been called for redemption.

Information Concerning the Property Trustee

   The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only the duties that are specifically set forth in the

Trust Agreement and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Series A Trust Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Property Trustee. The Property Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the Trust Agreement if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   The First National Bank of Chicago, the Property Trustee, also serves as Indenture Trustee and Guarantee Trustee. Florida Progress and certain of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago. The First National Bank of Chicago serves as trustee under other indentures pursuant to which securities of subsidiaries of Florida Progress are outstanding.

Governing Law

   The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

   The Administrative Trustee is authorized and directed to operate the Trust so that the Trust will not be taxed as other than a grantor trust for United States federal income tax purposes, so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act and so that the Series A QUIDS will be treated as indebtedness of Funding Corp. for United States federal income tax purposes. In this connection, the Administrative Trustee and Funding Corp. are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustee and Funding Corp. determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Series A QUIPS.

                       DESCRIPTION OF THE SERIES A QUIDS

   Set forth below is a description of the specific terms of the Series A QUIDS. This description supplements, and should be read together with, the description of the general terms and provisions of the QUIDS set forth in the accompanying Prospectus under the caption "Description of the QUIDS." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Junior Subordinated Indenture.

General

   The Series A QUIDS will be issued as a series of QUIDS under the Junior Subordinated Indenture. The Series A QUIDS will be limited in aggregate
principal amount to $   , such amount being the approximate aggregate
liquidation amount of the Series A Trust Securities.

   The entire principal amount of the Series A QUIDS will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (see "Description of the QUIDS--Additional Interest" in the
accompanying Prospectus), if any, on      , 2039. The Series A QUIDS are not
subject to any sinking fund provision.

   The terms of the Series A QUIDS correspond to those of the Series A QUIPS, as described herein.

Optional Redemption

   Funding Corp. will have the right to redeem the Series A QUIDS, in whole or
in part, without premium, from time to time, on or after     , 2004 or at any
time in whole but not in part upon the occurrence of a Special Event as described under "Description of the Series A QUIPS--Special Event Redemption or Distribution" upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date.

Interest

   Each Series A QUIDS shall bear interest at the Securities Rate from the Issue Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing June 30, 1999 to the person in whose name such Series A QUIDS is registered on the Business Day immediately prior to such payment date, or, if the Series A QUIDS are not in book-entry only form, the fifteenth calendar date preceding such payment date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Series A QUIDS is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

   So long as no Junior Subordinated Indenture Event of Default has occurred and is continuing, Funding Corp. will have the right at any time, and from time to time, to defer payments of interest on the Series A QUIDS by extending the interest payment period for up to 20 consecutive quarters, but not beyond the stated maturity date. At the end of an Extension Period, Funding Corp. will pay all interest then accrued and unpaid (including any Additional Interest thereon at the Securities Rate to the extent permitted by applicable law); provided, that during any Extension Period, subject to the exceptions described under "-- Description of the QUIDS--Covenants" in the accompanying Prospectus, (1) neither Florida Progress nor Funding Corp. may declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (2) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank equally with or junior to the Series A QUIDS or the Series A QUIDS Guarantee or make any guarantee payments with respect to any guarantee by it of debt securities of any of its subsidiaries if the guarantee is equal to or junior in interest to the Series A QUIDS or the Series A QUIDS Guarantee. Prior to the termination of any Extension Period, Funding Corp. may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity date. Upon the termination of any Extension Period and the payment of all amounts then due, Funding Corp. may select a new Extension Period, subject to the above requirements. Funding Corp. has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Series A QUIDS. See "United States Federal Income Tax Considerations--Original Issue Discount."

   Funding Corp. must give the holder or holders of the Series A QUIDS and the Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (1) the next succeeding date on which Distributions on the Series A Trust Securities would be payable but for such deferral interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate, or (2) the date the Administrative Trustee is required to give notice to any securities exchange or other applicable self-regulatory organization or to the holders of the Series A QUIPS of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.

Payment of Additional Sums

   If a Tax Event has occurred and is continuing and Funding Corp. does not elect to redeem the Series A QUIDS as described under "--Optional Redemption" above, or liquidate the Trust, Funding Corp. will be required to pay additional amounts, if necessary, to the holders of the Series A QUIDS so that, notwithstanding any additional taxes, duties or charges imposed on the Trust because of the Tax Event, the Trust will have sufficient funds to pay the full amount of distributions due on the Series A QUIPS then outstanding.

Series A QUIDS Guarantee

   Pursuant to the Junior Subordinated Indenture, Florida Progress will irrevocably and unconditionally guarantee the Series A QUIDS as described under "Description of the Series A QUIDS Guarantee."

Book-Entry and Issuance

   If distributed to holders of Series A Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust, the Series A QUIDS are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee. In such event, the procedures applicable to the transfer and payment of the Series A QUIDS are expected to be substantially similar to those described with respect to the Series A QUIPS in "Description of the Series A QUIPS--Book-Entry Only Issuance--The Depository Trust Company."

                  DESCRIPTION OF THE SERIES A QUIDS GUARANTEE

   Pursuant to the Junior Subordinated Indenture, Florida Progress will irrevocably and unconditionally guarantee the due and punctual payment of principal, interest, and other amounts payable on the Series A QUIDS when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Series A QUIDS Guarantee will constitute an unsecured obligation of Florida Progress and will rank subordinate and junior to all Senior Debt that may be issued by Florida Progress. As of December 31, 1998, Senior Debt of Florida Progress aggregated approximately $1.2 billion. Since Florida Progress is a holding company, the right of Florida Progress and, hence, the right of creditors of Florida Progress (including the holders of the Series A QUIDS) to participate in any distribution of the assets of any subsidiary of Florida Progress, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

           RELATIONSHIP AMONG THE SERIES A QUIPS, THE SERIES A QUIDS, THE SERIES A QUIPS GUARANTEE AND THE SERIES A QUIDS GUARANTEE

   As long as payments of interest and other payments are made when due on the Series A QUIDS, those payments will be sufficient to cover distributions and payments due on the Series A

Trust Securities primarily because (1) the aggregate principal amount of Series A QUIDS will be equal to the sum of the aggregate stated liquidation amount of the Series A Trust Securities; (2) the interest rate and interest and other payment dates on the Series A QUIDS will match the distribution rate and distribution and other payment dates for the Series A QUIPS; (3) Florida Progress will pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (4) the Trust Agreement provides that the Securities Trustees may not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Series A QUIPS (to the extent funds therefor are legally and immediately available) are guaranteed by Florida Progress as and to the extent set forth under "Description of the QUIPS Guarantees" in the accompanying Prospectus. If Funding Corp. does not make interest payments on the Series A QUIDS and Florida Progress does not make payments pursuant to the Series A QUIDS Guarantee, it is not expected that the Trust will have sufficient funds to pay distributions on the Series A QUIPS. The Series A QUIPS Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

   If a Junior Subordinated Indenture Event of Default occurs and is continuing and the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Series A QUIDS fail to declare the principal of all of the Series A QUIDS to be immediately due and payable, the holders of at least 25% in Liquidation Amount of the Series A QUIPS then outstanding will have the right by notice in writing to Funding Corp., Florida Progress and the Indenture Trustee to declare such principal immediately due and payable. Notwithstanding the foregoing, a holder of Series A QUIPS may institute a legal proceeding directly against Florida Progress or Funding Corp., without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series A QUIDS having a principal amount equal to the aggregate stated liquidation amount of the Series A QUIPS of such holder on or after the due dates specified in the Series A QUIDS.

   If Florida Progress fails to make payments under the Series A QUIPS Guarantee, the Series A QUIPS Guarantee provides a mechanism whereby the holders of the Series A QUIPS may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Series A QUIPS may institute a legal proceeding directly against Florida Progress to enforce its rights under the Series A QUIPS Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

   The Series A QUIDS Guarantee, the Series A QUIPS Guarantee, the Junior Subordinated Indenture, the Series A QUIDS, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Florida Progress and Funding Corp. of the payments due on the QUIPS.

   Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless the Series A QUIDS are distributed in connection therewith, the holders of Series A QUIPS will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash. See "Description of the Series A QUIPS--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Funding Corp., the Property Trustee, as holder of the Series A QUIDS, would be a subordinated creditor of Funding Corp., subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Funding Corp. receive payments or distributions. Because Florida Progress is guarantor under the Series A QUIPS Guarantee and the Series A QUIDS Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Series A QUIPS) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Series A QUIPS and a holder of Series A QUIDS relative to other creditors and to stockholders of Florida Progress in the event of liquidation or bankruptcy of Florida Progress would be substantially the same.

   A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Junior Subordinated Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Series A QUIDS provide that no payments may be made in respect of the Series A QUIDS until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Series A QUIDS would constitute an Event of Default under the Junior Subordinated Indenture except that failure to make interest payments on the Series A QUIDS will not be an Event of Default during an Extension Period; provided, however, that any Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Series A QUIDS.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the principal United States federal income tax consequences of the ownership and disposition of the Series A QUIPS and constitutes the opinion of Thelen Reid & Priest LLP, counsel to Florida Progress, Funding Corp. and the Trust, insofar as it relates to matters of law and legal conclusions. This summary deals only with Series A QUIPS held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), by U.S. Holders (as defined below). Moreover, it does not discuss all of the tax consequences that may be relevant to a U.S. Holder in light of his particular circumstances or to U.S. Holders subject to special rules, such as financial institutions, insurance companies, dealers in securities or currencies, individual retirement and tax deferred accounts, persons who engage in a straddle or a hedge or a conversion transaction relating to a Series A QUIPS or U.S. Holders whose "functional currency" is not the U.S. dollar. In addition, this discussion does not address the tax consequences to U.S. Holders who purchase Series A QUIPS other than pursuant to their initial issuance and distribution, and at their original issuance price. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on the Code, existing and proposed regulations promulgated thereunder, and applicable judicial and administrative determinations now in effect, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect U.S. Holders.

   As used herein, the term "U.S. Holder" means a beneficial owner of a Series A QUIPS that for United States federal income tax purposes is (1) an individual citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

Treatment of the Trust and Series A QUIPS

   Thelen Reid & Priest LLP is of the opinion that, under current law and assuming full compliance with the instrument establishing the Trust (and certain other documents), the Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes. Each U.S. Holder will be treated as the beneficial owner of a pro rata undivided interest in the Series A QUIDS and, consequently, will be required to include in gross income the U.S. Holder's pro rata share of the entire income from the Series A QUIDS.

Classification of the Series A QUIDS

   Based on the opinion of Thelen Reid & Priest LLP, Funding Corp. believes and intends to take the position that the Series A QUIDS will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the United States Internal Revenue Service ("IRS") or, if challenged, that such challenge will not be successful. By purchasing and accepting Series A QUIPS, each U.S. Holder covenants to treat the Series A QUIDS as indebtedness and the Series A QUIPS as evidence of an indirect beneficial ownership interest in the Series A QUIDS.

Payments of Interest

   Except as set forth below, stated interest on a Series A QUIDS will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's own method of accounting.

Original Issue Discount

   Under applicable U.S. federal income tax regulations, Florida Progress and Funding Corp. believe that the Series A QUIDS will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.

   The terms of the Series A QUIDS permit Funding Corp. to defer the payment of interest on the Series A QUIDS at any time and from time to time by extending the interest payment period for up to 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity date of the Series A QUIDS. Should Funding Corp. exercise this option to defer payments of interest, the Series A QUIDS would at that time be treated as having been reissued with OID and all the stated interest payments on the Series A QUIDS would thereafter be treated as OID for as long as the Series A QUIDS remained outstanding. As a result, all U.S. Holders would, in effect, be required to accrue interest income as OID even if such U.S. Holders are on a cash method of accounting, and actual distributions of stated interest would not be included in taxable income. Consequently, in the event that the payment of interest is deferred, a U.S. Holder could be required to include OID in income on an economic accrual basis, notwithstanding that Funding Corp. would not make any interest payments during such period on the Series A QUIDS.

   Because income on the Series A QUIPS will constitute interest or OID, no amount included in the income of corporate U.S. Holders with respect to the Series A QUIPS will be eligible for the dividends-received deduction.

Sale, Exchange or Redemption of Series A QUIPS

   Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Series A QUIPS, a U.S. Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such U.S. Holder's adjusted tax basis in the Series A QUIPS or part thereof. If the U.S. Holder disposes of a Series A QUIPS prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the U.S. Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series A QUIPS. A U.S. Holder's adjusted tax basis in a Series A QUIPS acquired by purchase will generally equal the cost of such Series A QUIPS to the U.S. Holder. Upon the occurrence of an Extension Period, a U.S. Holder's adjusted tax basis will be increased by the amount of any OID included in taxable income by the U.S. Holder and reduced by the U.S. Holder's pro rata share of any subsequent payments of interest on the Series A QUIDS. The redemption of only part of a Series A QUIPS will require an allocation of the U.S. Holder's adjusted tax basis in his pro rata share of the related Series A QUIDS between the portion of the Series A QUIDS redeemed and retained by the U.S. Holder in order to determine gain or loss.

   Any recognized gain or loss will be capital gain or loss, and such capital gain or loss will be long-term if the holding period for the Series A QUIPS is more than one year at the time of sale, retirement or other disposition. Generally, for non-corporate U.S. Holders, long-term capital gain is subject to U.S. federal income tax at a maximum rate of 20%. Under current law, the deductibility of capital losses is subject to limitations.

Receipt of Series A QUIDS or Cash Upon Liquidation of the Trust

   As described under "Description of the Series A QUIPS--Special Event Redemption or Distribution," Series A QUIDS may be distributed to U.S. Holders in exchange for the Series A QUIPS and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each U.S. Holder and each U.S. Holder would receive an aggregate tax basis in the U.S. Holder's Series A QUIDS equal to the U.S. Holder's aggregate tax basis in its Series A QUIPS. A U.S. Holder's holding period with respect to the Series A QUIDS so received in liquidation of the Trust would include the period for which the Series A QUIPS were held by such U.S. Holder.

   As described under "Description of the Series A QUIPS--Special Event Redemption or Distribution," the Series A QUIDS may be redeemed for cash and the proceeds of such redemption distributed to U.S. Holders of Series A QUIPS in redemption of the Series A QUIPS. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the Series A QUIPS, and a U.S. Holder would recognize gain or loss as if such holder had sold such redeemed Series A QUIPS. See "--Sale, Exchange or Redemption of Series A QUIPS."

Information Reporting and Backup Withholding

   Subject to the qualification discussed below, income on the Series A QUIPS will be reported to U.S. Holders on Form 1099, which form should be mailed to U.S. Holders of Series A QUIPS by January 31 following each calendar year.

   If required by law, the Trust will report annually to the holder of record of the Series A QUIPS the interest income paid or OID accrued during the year with respect to the Series A QUIDS. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year. Under current law, holders of record of Series A QUIPS who hold as nominees for beneficial owners will not have any obligation to report information regarding the beneficial owners to the Trust. The Trust, moreover, will not have any obligation to report to beneficial owners who are not also record holders. Thus, the beneficial owners of Series A QUIPS who hold their QUIPS through nominee holders will typically receive Form 1099 reflecting the income on their Series A QUIPS from such nominee holders rather than from the Trust.

   Payment of the proceeds from the disposition of Series A QUIPS to or through the U.S. office of a broker is subject to information reporting unless the U.S. Holder establishes an exemption from information reporting.

   Payments made in respect of, and proceeds from the sale of, Series A QUIPS (or Series A QUIDS distributed to U.S. Holders of Series A QUIPS) may be subject to "backup withholding" tax at the rate of 31% if the U.S. Holder, among other things, (1) fails to furnish his or her social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the U.S. Holder's securities broker), (2) furnishes such payor an incorrect TIN, (3) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the U.S. Holder is not subject to backup withholding, or (4) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to exempt recipients, such as corporations and tax-exempt organizations. Any withheld amounts generally will be allowed as a refund or a credit against the U.S. Holder's United States federal income tax liability, provided the required information is provided to the IRS.

   The U.S. federal income tax discussions set forth above may not be applicable to a holder, depending upon a holder's particular situation, and therefore each holder should consult his or her tax advisor with respect to the tax consequences of the ownership and disposition of Series A QUIPS, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax law.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to the Underwriters named below, and the Underwriters, for whom Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase the amount of Series A QUIPS set forth opposite their respective names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Series A QUIPS offered hereby if any of the Series A QUIPS are purchased.

                                                             Principal Amount of
                          Underwriters                         Series A QUIPS
                          ------------                       -------------------
   Goldman, Sachs & Co. ....................................
   Salomon Smith Barney Inc. ...............................
                                                                    ----
     Total..................................................
                                                                    ====

                               ----------------

   Because the Trust will invest the proceeds from the sale of the Series A QUIPS in the Series A QUIDS issued by Funding Corp., the Underwriting Agreement provides that Florida Progress will pay an underwriting commission of $.7878
per Series A QUIPS (or $    for all Series A QUIPS) to the Underwriters, as
compensation; provided that, for sales of 10,000 or more Series A QUIPS to a single purchaser, the commission will be $.50 per Series A QUIPS.

   The Underwriters propose to offer the Series A QUIPS to the public initially at the initial public offering price set forth on the cover page of this Prospectus Supplement. Any Series A QUIPS sold by the Underwriters to
securities dealers may be sold at a discount of up to $    per Series A QUIPS
from the initial public offering price. Any of those securities dealers may resell the Series A QUIPS they purchase from the Underwriters to other brokers
and dealers at a discount of up to $    per Series A QUIPS from the initial
public offering price. If all the Series A QUIPS are not sold at the initial public offering price, the representatives may change the offering price and other selling terms.

   Florida Progress, Funding Corp. and the Trust have agreed with the Underwriters, during the period of 15 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or junior subordinated notes or any debt securities substantially similar to the Series A QUIDS or equity securities substantially similar to the Series A QUIPS (except for the Series A QUIDS and the Series A QUIPS issued pursuant to the Underwriting Agreement), without the prior written consent of Goldman, Sachs & Co. and Salomon Smith Barney Inc.

   Prior to this offering, there has been no public market for the Series A QUIPS. Application will be made to list the Series A QUIPS on the New York Stock Exchange. If approved, trading in the Series A QUIPS on the New York Stock Exchange is expected to begin within the 30-day period after the initial delivery of the Series A QUIPS.

   The representatives of the Underwriters have advised Florida Progress, Funding Corp. and the Trust that they intend to make a market in the Series A QUIPS. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. No assurance is given as to the liquidity of the trading market for the Series A QUIPS.

   In connection with the offering, the Underwriters may purchase and sell the Series A QUIPS in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater amount of Series A QUIPS than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Series A QUIPS while the offering is in progress.

   The Underwriters also may impose a penalty bid. This may occur when a particular Underwriter repays to the Underwriters a portion of the underwriting commissions because the Underwriters have repurchased Series A QUIPS sold by or for the account of that Underwriter in stabilizing or short covering transactions.

   These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Series A QUIPS. As a result, the price of the Series A QUIPS may be higher than the price that would otherwise prevail in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

   Florida Progress estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be
approximately $    .

   Florida Progress, Funding Corp. and the Trust have agreed to indemnify the several Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to amounts paid by the Underwriters if the indemnification provided is unavailable or insufficient. The Underwriters will reimburse Florida Progress for specified expenses.

   Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Florida Progress and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                 LEGAL MATTERS

   Matters of Delaware law relating to the validity of the Series A QUIPS will be passed upon on behalf of Florida Progress, Funding Corp. and the Trust by Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel to Funding Corp. and the Trust. The validity of the Series A QUIDS, the Series A QUIPS Guarantee and the Series A QUIDS Guarantee and matters relating thereto will be passed upon on behalf of Florida Progress and Funding Corp. by Kenneth
E. Armstrong, Vice President and General Counsel of Florida Progress. Thelen Reid & Priest LLP, New York, New York will pass upon matters relating to United States federal income tax considerations. Certain legal matters will be passed upon for the Underwriters by Jones, Day, Reavis & Pogue, Chicago, Illinois.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion. Dated March 24, 1999

PROSPECTUS

                                  $300,000,000

                          Florida Progress Corporation
                      Florida Progress Funding Corporation
            Junior Subordinated Deferrable Interest Notes (QUIDSSM)

                                  -----------

                                 FPC Capital I
                                 FPC Capital II
           Cumulative Quarterly Income Preferred Securities (QUIPSSM)
         Fully and Unconditionally Guaranteed, as Described Herein, by
                          Florida Progress Corporation

                                  -----------

  Florida Progress Funding Corporation, a wholly owned subsidiary of Florida Progress Corporation, may from time to time issue its QUIDS in one or more series.

  FPC Capital I and FPC Capital II may from time to time issue QUIPS representing preferred, undivided beneficial interests in the assets of FPC Capital I or FPC Capital II, as the case may be.

  Specific terms of the QUIDS and the QUIPS in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement.

  Florida Progress Funding Corporation may issue the QUIDS and FPC Capital I and FPC Capital II may issue the QUIPS at an aggregate initial public offering price not to exceed $300,000,000.

                                  -----------

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

  Florida Progress Funding Corporation may sell the QUIDS and FPC Capital I and FPC Capital II may sell the QUIPS to or through underwriters and also to other purchasers or through agents. Goldman, Sachs & Co. and Salomon Smith Barney Inc. may be two of such underwriters. The names of the underwriters will be set forth in an accompanying Prospectus Supplement.

                                  -----------

                         Prospectus Dated        , 1999

                       WHERE YOU CAN GET MORE INFORMATION

   Florida Progress Corporation (the "Company" or "Florida Progress"), Florida Progress Funding Corporation ("Funding Corp.") and FPC Capital I and FPC Capital II (together, the "Trusts") have filed with the Securities and Exchange Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

   Florida Progress is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, telephone (800) SEC-0330, and at the Securities and Exchange Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including Florida Progress that file electronically at http://www.sec.gov. In addition, reports and other material concerning Florida Progress may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common stock of Florida Progress is listed.

   No separate financial statements of Funding Corp. or any Trust have been included herein. Florida Progress, Funding Corp. and the Trusts do not consider that such financial statements would be material to holders of Funding Corp.'s Junior Subordinated Deferrable Interest Notes (the "QUIDS") or the Trusts' Common Securities or Cumulative Quarterly Income Preferred Securities (the "QUIPS" and, collectively with the QUIDS, the "Securities") because each of Funding Corp. and each Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than, in the case of Funding Corp., obtaining financing for Florida Progress and direct and indirect subsidiaries of Florida Progress (as described herein) and, in the case of each Trust, holding as trust assets QUIDS, issuing Common Securities and the QUIPS (collectively, the "Trust Securities") and engaging in other activities as are necessary, appropriate, convenient or incidental thereto. See "Florida Progress Funding Corp.," "Description of the QUIPS," "Description of the QUIDS," "Description of the QUIDS Guarantees" and "Description of the QUIPS Guarantees." In addition, Florida Progress does not expect that Funding Corp. or any Trust will file reports, proxy statements and other information under the 1934 Act with the Securities and Exchange Commission.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   Florida Progress's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, has been filed by Florida Progress with the Securities and Exchange Commission pursuant to the 1934 Act and is incorporated herein by reference and made a part of this Prospectus.

   All documents filed by Florida Progress with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Florida Progress will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed to Investor Services, Florida Progress Corporation, One Progress Plaza, St. Petersburg, Florida 33701, telephone: (800) 937-2640.

                          FLORIDA PROGRESS CORPORATION

   Florida Progress Corporation is a diversified electric utility holding company headquartered in St. Petersburg, Florida and was incorporated in Florida on January 21, 1982. The Company's primary subsidiary is Florida Power Corporation ("Florida Power"). Florida Power was incorporated in Florida in 1899 and is an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity primarily within the State of Florida. Florida Power's service area covers about 20,000 square miles in central and northern Florida and along the west coast of the state and includes St. Petersburg and Clearwater as well as the areas surrounding Walt Disney World, Orlando, Ocala and Tallahassee.

   The Company's diversified operations are owned directly or indirectly through Progress Capital Holdings, Inc. ("PCH"), a Florida corporation and wholly owned subsidiary of the Company that was incorporated in 1988. PCH holds the capital stock of, and provides funding for, the Company's diversified subsidiaries. Its principal subsidiary is Electric Fuels Corporation ("Electric Fuels"). Formed in 1976, Electric Fuels' principal business segments are Energy and Related Services, Rail Services, and Inland Marine Transportation. Energy and Related Services includes coal operations, river terminal services, and off-shore marine transportation. Rail Services operations include railcar repair, rail parts reconditioning and sales, railcar leasing and sales, manufacturing and supplying rail and track material, and metal recycling. Inland Marine provides transportation of coal, agricultural and other dry-bulk commodities, as well as fleet management services.

   The Company has its principal offices at One Progress Plaza, St. Petersburg, Florida 33701, and its telephone number is (727) 824-6400.

                      FLORIDA PROGRESS FUNDING CORPORATION

   Funding Corp. was established to obtain financing for Florida Progress and direct and indirect subsidiaries or affiliates of Florida Progress. Funding Corp. does not and will not engage in business activities other than such financing.

   Funding Corp. was incorporated under the laws of Delaware on March 18, 1999, and is a wholly owned subsidiary of Florida Progress. The principal executive offices of Funding Corp. are located at 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, and the telephone number is (302) 427-5821.

                                   THE TRUSTS

   Each Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 22, 1999. Each Trust's business is defined in a trust agreement, executed by Funding Corp., as Depositor, and the Delaware Trustee thereunder. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (each, a "Trust Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each Trust exists for the exclusive purposes of (1) issuing its Trust Securities representing undivided, beneficial interests in the assets of such Trust, (2) investing the gross proceeds of the Trust Securities in a related series of QUIDS, and (3) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

   Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by Funding Corp. as the holder of the Common Securities of such Trust, a direct or indirect, wholly owned subsidiary of Florida Progress as Administrative Trustee, The First National Bank of Chicago as Property Trustee, and First Chicago Delaware Inc. as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

   The principal place of business of each Trust shall be 300 Delaware Avenue, Suite 319, Wilmington, Delaware 19801, telephone (302) 427-5821.

   Reference is made to the Prospectus Supplement relating to the QUIPS of a Trust for further information concerning such Trust.

                       ACCOUNTING TREATMENT OF THE TRUSTS

   For financial reporting purposes, each Trust will be treated as a subsidiary of Florida Progress and, accordingly, the accounts of each Trust will be included in the consolidated financial statements of Florida Progress. The QUIPS will be presented as a separate line item in the consolidated balance sheet of Florida Progress, and appropriate disclosures concerning the QUIPS, each QUIPS Guarantee, the QUIDS and the QUIDS Guarantees will be included in the notes to the consolidated financial statements. For financial reporting purposes, Florida Progress will record distributions payable on the QUIPS as an expense.

                                     RATIOS

   The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for Florida Progress for the periods indicated.

                                                       Year Ended December 31,
                                                       ------------------------
                                                       1994 1995 1996 1997 1998
                                                       ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges(1)................. 3.25 3.61 3.74 1.72 3.16
Ratio of Earnings to Fixed Charges Plus Preferred
 Dividend Requirements (Pre-Income Tax Basis)(2)...... 2.95 3.28 3.52 1.68 3.13

--------
(1) For purposes of this ratio (A) earnings consists of income from continuing operations before income taxes and fixed charges and (B) fixed charges consist of all interest deductions and the interest component of rentals.

(2) For purposes of this ratio (A) earnings consist of income from continuing operations before income taxes and fixed charges, (B) fixed charges consist of all interest deductions and the interest component of rentals and (C) preferred dividends represent an amount equal to the earnings which, on a pre-tax basis, would be required to meet the dividends on preferred stock.

                                USE OF PROCEEDS

   Each Trust will invest the proceeds received from the sale of its QUIPS in QUIDS of Funding Corp. The proceeds from such investment will be invested by Funding Corp. from time to time in debt instruments issued by Florida Progress or its direct and indirect subsidiaries or affiliates. These debt instruments are expected to generate sufficient funds to enable Funding Corp. to make payments when due under the QUIDS. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by Florida Progress and its direct and indirect subsidiaries from such investment will be used in connection with the repayment of a portion of their outstanding short-term bank loans and commercial paper and for other general corporate purposes. A portion of the commercial paper to be repaid is classified as long-term debt due to the duration of the underlying backup credit facilities. As of March 22, 1999, Florida Progress had on a consolidated basis $809.5 million of short-term bank loans and commercial paper outstanding with a weighted average interest rate of
4.90 percent.

                            DESCRIPTION OF THE QUIDS

   Set forth below is a description of the general terms of the QUIDS. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture to be entered into among Florida Progress, as guarantor, Funding Corp. and The First National Bank of Chicago, as trustee (the "Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the QUIDS of each series (the Junior Subordinated Indenture, as so supplemented from time to time, is hereinafter referred to as the "Junior Subordinated Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the QUIDS will include those stated in the Junior Subordinated Indenture and those made a part of the Junior Subordinated Indenture by reference to the 1939 Act. Some capitalized terms used herein are defined in the Junior Subordinated Indenture.

General

   The QUIDS will be issued as unsecured junior subordinated debt securities under the Junior Subordinated Indenture. The Junior Subordinated Indenture does not limit the aggregate principal amount of QUIDS that may be issued thereunder and provides that QUIDS may be issued from time to time in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture.

   Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of QUIDS being offered thereby: (1) the title of such QUIDS; (2) any limit on the aggregate principal amount of such QUIDS; (3) the date or dates on which the principal of such QUIDS is payable; (4) the rate or rates at which such QUIDS shall bear interest and Additional Interest (as defined below), if any, the interest payment dates on which such interest shall be payable, the right of Funding Corp. to defer or extend such interest payments dates, and the regular record date for the interest payable on any interest payment date or the method by which any of the foregoing will be determined; (5) the place or places where the principal of (and premium, if any) and interest on such QUIDS shall be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions on which such QUIDS may be redeemed, in whole or in part, at the option of Funding Corp.; (7) the obligation or right, if any, of Funding Corp. to redeem, repay or purchase such QUIDS; (8) the denominations in which such QUIDS may be issued, if other than denominations of $25 and any integral multiple thereof; (9) if other than the principal amount thereof, the portion of the principal amount of such QUIDS which shall be payable upon declaration of acceleration of the maturity thereof; (10) any deletions from, modifications of or additions to the Events of Default (as defined below) or covenants of Funding Corp. or Florida Progress as provided in the Junior Subordinated Indenture pertaining to such QUIDS; (11) whether such QUIDS shall initially be issued in whole or in part in the form of a Global Security (as defined in the Junior Subordinated Indenture); and (12) any other terms of such QUIDS. The terms of each series of QUIDS issued to a Trust will correspond to those of the related QUIPS of such Trust as described in the Prospectus Supplement relating to such QUIPS.

   The Junior Subordinated Indenture does not contain provisions that afford holders of QUIDS protection in the event of a highly leveraged transaction involving Florida Progress or Funding Corp.

Subordination

   The QUIDS are subordinated and junior in right of payment to all Senior Debt (as defined below) of Funding Corp. No payment of principal of, or premium, if any, or interest on (including Additional Interest (as defined below)) the QUIDS may be made if (1) a default has occurred and is continuing in the payment of principal of (or premium, if any) or interest on any Senior Debt of Funding Corp. or (2) if any event of default with respect to Senior Debt of Funding Corp. has occurred and is continuing and has resulted in Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and acceleration shall have been rescinded or annulled, or (3) any judicial proceeding is pending with respect to any such default in payment or such event of default. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to Funding Corp., the holders of Senior Debt of Funding Corp. shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the holders of the QUIDS are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Debt, the rights of the holders of the QUIDS will be subrogated to the rights of the holders of Senior Debt to receive payments and distributions applicable to such Senior Debt until all amounts owing on the QUIDS are paid in full. Funding Corp. currently has no Senior Debt outstanding but could issue such Senior Debt in the future.

   The term "Senior Debt" means, with respect to any person, the principal of (and premium if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person, whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the QUIDS (in the case of Funding Corp.) or the QUIDS Guarantees (in the case of Florida Progress) or to other Debt which ranks equally with, or subordinated to, the QUIDS (in the case of Funding Corp.) or the QUIDS Guarantees (in the case of Florida Progress); provided, however, that Senior Debt shall not be deemed to include (1) any Debt of such person which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to such person, (2) any Debt of such person to its direct and indirect subsidiaries, (3) Debt to any employee of such person and (4) with respect to Funding Corp., any QUIDS and, with respect to Florida Progress, any QUIDS Guarantees.

   The term "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent,
(1) every obligation of such person for money borrowed; (2) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (3) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (4) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (5) every capital lease obligation of such person; (6) all indebtedness of such person, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (7) every obligation of the type referred to in clauses (1) through (6) of another person and all dividends and operating lease payments of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Additional Interest

   "Additional Interest" is defined in the Junior Subordinated Indenture as the interest, if any, that shall accrue on any interest on the Debt Securities of any series the payment of which has not been made on the applicable Interest Payment Date (as defined in the Junior Subordinated Indenture) and which shall accrue at the rate per annum specified or determined as specified in such QUIDS.

QUIDS Guarantee

   Pursuant to the Junior Subordinated Indenture, Florida Progress will irrevocably and unconditionally guarantee the QUIDS as described under "Description of the QUIDS Guarantees."

Covenants

   Each of Florida Progress and Funding Corp. covenant in the Junior Subordinated Indenture, for the benefit of the holders of each series of QUIDS, that, (1) if at such time Funding Corp. shall have given notice of its election to extend an interest payment period for such series of QUIDS and such extension shall be continuing, (2) if at such time Funding Corp. or Florida Progress have actual knowledge that Florida Progress shall be in default with respect to its payment or other obligations under (A) the QUIPS Guarantee with respect to the Trust Securities, if any, related to such series of QUIDS or (B) the QUIDS Guarantee, if any, related to such series of QUIDS, or (3) if at such time an Event of Default thereunder with respect to such series of QUIDS shall have occurred and be continuing, neither Florida Progress nor Funding Corp. shall (a) declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank equally with or junior to the QUIDS or the QUIDS Guarantee or make any guarantee payments with respect to any guarantee by it of debt securities of any subsidiary thereof if the guarantee is equal to or junior in interest to the QUIDS or the QUIDS Guarantee other than (1) dividends or distributions in common stock, (2) any declaration of a dividend in connection with implementation of any stockholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto, (3) payments under any QUIPS Guarantee, or (4) purchases of common stock in connection with any of its benefit plans.

   The Junior Subordinated Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, Funding Corp. covenants (1) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Funding Corp. under the Junior Subordinated Indenture may succeed to Funding Corp.'s ownership of such Common Securities, and (2) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of QUIDS to the holders of Trust Securities in liquidation of such Trust, or certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Satisfaction and Discharge

   The Junior Subordinated Indenture will cease to be of further effect and Funding Corp. will be deemed to have satisfied and discharged all of its obligations under the Junior Subordinated Indenture when (1) all outstanding QUIDS have become due and payable, or will become due and payable within one year, by reason of their maturity or a redemption date, and (2) Funding Corp. deposits with the Indenture Trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding QUIDS; provided, however, that Funding Corp. will remain obligated to pay all other amounts due under the Junior Subordinated Indenture and to perform certain ministerial tasks as described in the Junior Subordinated Indenture.

   Unless otherwise provided in a supplemental indenture setting forth the terms of a series of QUIDS, Funding Corp. will be deemed to have paid and discharged the entire indebtedness on all of the outstanding QUIDS of such series when (1) Funding Corp. or Florida Progress deposits with the Indenture Trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding QUIDS of such series to the Stated Maturity or any Redemption Date, (2) Funding Corp. or Florida Progress has paid all other sums payable with respect to the outstanding QUIDS of such series, and (3) Funding Corp. or Florida Progress has satisfied certain other requirements intended to ensure that such payment and discharge will not have any adverse U.S. federal income tax consequences to holders of QUIPS.

Events of Default

   The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the QUIDS of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the QUIDS of such series:

     (a) failure of Funding Corp. or Florida Progress for 30 days to pay interest on the QUIDS of such series, including any Additional Interest in respect thereof, when due and payable; provided, however, that a valid extension of the interest payment period by Funding Corp. shall not constitute a default in the payment of interest for this purpose; or

     (b) failure of Funding Corp. or Florida Progress to pay principal or premium, if any, on the QUIDS of such series when due at maturity; or

     (c) default in the performance of, or breach in any material respect of, any covenant or warranties of Funding Corp. or Florida Progress in the Junior Subordinated Indenture (other than a covenant or warranty which has expressly been dealt with in clauses (a), (b) or (d)) for 90 days after written notice to Funding Corp. from the Indenture Trustee or to Funding Corp. and the Indenture Trustee from the holders of at least 25% in principal amount of the outstanding QUIDS of such series; or

     (d) events of bankruptcy, insolvency, or reorganization of Florida Progress or Funding Corp.

   The holders of not less than a majority in aggregate outstanding principal amount of the QUIDS of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the QUIDS of such series, subject to certain limitations. If a Junior Subordinated Indenture Event of Default (other than pursuant to clause (d) above) occurs and is continuing with respect to the QUIDS of any series, then the Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the QUIDS of such series may declare the principal amount thereof due and payable immediately by notice in writing to Funding Corp. (and to the Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. If a Junior Subordinated Indenture Event of Default pursuant to clause (d) above occurs and is continuing with respect to the QUIDS of any series, the principal amount of all QUIDS of that series will automatically become immediately due and payable. At any time after such a declaration of acceleration with respect to the QUIDS of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Junior Subordinated Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the QUIDS of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Florida Progress or Funding Corp. has paid or deposited with the Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Indenture Trustee, including reasonable compensation and expenses of the Indenture Trustee.

   A holder of QUIPS may institute a legal proceeding directly against Florida Progress and Funding Corp., without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the QUIDS of the related series having a principal amount equal to the aggregate stated liquidation amount of the QUIPS of such holder on or after the due dates specified in the QUIDS of such series.

   The holders of not less than a majority in aggregate outstanding principal amount of the QUIDS of any series may, on behalf of the holders of all the QUIDS of such series, waive any past default with respect to such series, except (1) a default in the payment of principal or interest, or (2) a default in respect of a covenant or provision which under Article Nine of the Junior Subordinated Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding QUIDS of such series affected thereby.

Registration and Transfer

   Neither Funding Corp. nor Florida Progress shall be required to (1) issue, transfer or exchange QUIDS of any series during a period of 15 days immediately preceding the date notice is given identifying the QUIDS of such series called for redemption, or (2) transfer or exchange any QUIDS so selected for redemption, in whole or in part, except the unredeemed portion of any QUIDS being redeemed in part.

Payment and Paying Agent

   Payment of principal of any QUIDS will be made only against surrender to the Paying Agent of such QUIDS. Principal of and interest on QUIDS will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Funding Corp. may designate from time to time, except that, at the option of Funding Corp., payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the QUIDS. Payment of interest on QUIDS on any interest payment date will be made to the person in whose name the QUIDS (or predecessor security) are registered at the close of business on the Record Date for such interest payment.

   The Indenture Trustee will act as Paying Agent with respect to the QUIDS. Funding Corp. may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

   All monies paid by Funding Corp. to a Paying Agent for the payment of the principal of or interest on the QUIDS of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Funding Corp., and the holder of such QUIDS will thereafter look only to Funding Corp. for payment thereof.

Modification

   The Junior Subordinated Indenture contains provisions permitting Funding Corp., Florida Progress and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding QUIDS of each series affected thereby, to modify the Junior Subordinated Indenture or the rights of the holders of the QUIDS of such series; provided, that no such modification may, without the consent of the holder of each outstanding QUIDS affected thereby, (1) except pursuant to the terms of the Junior Subordinated Indenture, change the stated maturity of the principal of, or any installment of principal of or interest on, any QUIDS, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (2) reduce the percentage of principal amount of the outstanding QUIDS of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with provisions of the Junior Subordinated Indenture or defaults thereunder and their consequences provided for in the Junior Subordinated Indenture, or (3) modify any of the provisions of the Junior Subordinated Indenture relating to supplemental indentures, waiver of past defaults, or waiver of covenants, except to increase any such percentage or to provide that other provisions of the Junior Subordinated Indenture cannot be modified or waived without the consent of the holder of each outstanding QUIDS affected thereby, or (4) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the QUIDS Guarantees, or (5) modify the provisions of the Junior Subordinated Indenture with respect to the subordination of the QUIDS or the QUIDS Guarantees in a manner adverse to such holder.

   In addition, when Junior Subordinated Indentures of a series are held by an FPC Capital Trust, the consent of the holders of not less than a majority of the Liquidation Amount of outstanding QUIPS of that FPC Capital Trust is required to modify the Junior Subordinated Indenture in a manner that adversely affects (in any material respect) the interests of any holder of that FPC Capital Trust's QUIPS. In addition, Funding Corp., Florida Progress and the Indenture Trustee may execute, without the consent of any holders of QUIDS, any supplemental indenture for other usual purposes, including the creation of any new series of QUIDS.

Consolidation, Merger, Conveyance, Transfer or Lease

   Neither Florida Progress nor Funding Corp. shall consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) the corporation formed by such consolidation or into which the Company or the Guarantor is merged or which acquires by conveyance or transfer, or which leases, the Properties and assets of the Company or the Guarantor substantially as an entirety, is a corporation, partnership or trust that expressly assumes, by supplemental indenture executed and delivered to the Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the QUIDS and the performance of every covenant of the Junior Subordinated Indenture and the QUIDS Guarantee on the part of Florida Progress or Funding Corp., as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Junior Subordinated Indenture Event of Default, and no event which, after notice or lapse of time or both, would become a Junior Subordinated Indenture Event of Default, shall have happened and be continuing; (3) Florida Progress or Funding Corp., as the case may be, has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Junior Subordinated Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with; and (4) in the case of QUIDS issued to a Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the related QUIPS Guarantee and does not give rise to any breach or violation of the related Trust Agreement or QUIPS.

Information Concerning the Indenture Trustee

   The Indenture Trustee, except during the continuance of an Event of Default with respect to QUIDS of any series, undertakes to perform, with respect to QUIDS of such series, only such duties as are specifically set forth in the Junior Subordinated Indenture and, in case an Event of Default with respect to QUIDS of any series has occurred and is continuing, shall exercise, with respect to QUIDS of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of QUIDS of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   The First National Bank of Chicago, the Indenture Trustee, also serves as Property Trustee and Guarantee Trustee. Florida Progress and some of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago. The First National Bank of Chicago serves as trustee under other indentures pursuant to which securities of subsidiaries of Florida Progress are outstanding.

Governing Law

   The Junior Subordinated Indenture and the QUIDS will be governed by, and construed in accordance with, the internal laws of the State of New York.

                      DESCRIPTION OF THE QUIDS GUARANTEES

   Pursuant to the Junior Subordinated Indenture, Florida Progress will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the QUIDS when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Each QUIDS Guarantee will constitute an unsecured obligation of Florida Progress and will rank subordinate and junior to all Senior Debt that may be issued by Florida Progress. As of December 31, 1998, Senior Debt of Florida Progress aggregated approximately $1.2 billion. Since Florida Progress is a holding company, the right of Florida Progress and, hence, the right of creditors of Florida Progress (including the holders of the QUIDS) to participate in any distribution of the assets of any subsidiary of Florida Progress, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                            DESCRIPTION OF THE QUIPS

   Each Trust may issue only one series of QUIPS having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustee, on behalf of the Trust, to issue the QUIPS of such Trust. The QUIPS of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the QUIPS of a Trust for specific terms, including (1) the distinctive designation of such QUIPS; (2) the number of QUIPS issued by such Trust; (3) the annual distribution rate (or method of determining such rate) for QUIPS of such Trust and the date or dates on which such distributions shall be payable; (4) whether distributions on such QUIPS shall be cumulative and, in the case of QUIPS having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such QUIPS shall be cumulative; (5) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the QUIPS of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (6) the obligation, if any, of such Trust to purchase or redeem such QUIPS and the price or prices at which, the period or periods within which, and the terms and conditions upon which such QUIPS shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (7) the voting rights, if any, of such QUIPS in addition to those required by law, including the number of votes per QUIPS and any requirement for the approval by the holders of QUIPS as a condition to specified action or amendments to the Trust Agreement of such Trust; (8) the rights, if any, to defer distributions on the QUIPS by extending the interest payment period on the related QUIDS; and
(9) any other relative rights, preferences, privileges, limitations or restrictions of such QUIPS not inconsistent with the Trust Agreement of such Trust or applicable law. All QUIPS offered hereby will be guaranteed by Florida Progress to the extent set forth under "Description of the QUIPS Guarantees." Any material United States federal income tax considerations applicable to an offering of QUIPS will be described in the Prospectus Supplement relating thereto.

                      DESCRIPTION OF THE QUIPS GUARANTEES

   Set forth below is a summary of information concerning the QUIPS Guarantees that will be executed and delivered by Florida Progress for the benefit of the holders of QUIPS of the respective Trusts from time to time. Each QUIPS Guarantee will be qualified as an indenture under the 1939 Act. The First National Bank of Chicago will act as indenture trustee under each QUIPS Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the QUIPS Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the QUIPS Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each QUIPS Guarantee will be held by the Guarantee Trustee for the benefit of holders of the QUIPS to which it relates.

General

   Pursuant to each QUIPS Guarantee, Florida Progress will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related QUIPS, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that Florida Progress may have or assert against any person. The following payments or distributions with respect to the QUIPS of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the QUIPS Guarantee related thereto: (1) any accrued and unpaid distributions required to be paid on the QUIPS of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor, (2) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any QUIPS called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available therefor, and (3) upon a liquidation, winding-up or termination of such Trust (other than in connection with the distribution of QUIDS to the holders of Trust Securities of such Trust), the lesser of (A) the aggregate of the liquidation amount and all accrued and unpaid distributions on the QUIPS of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (B) the amount of assets of such Trust remaining available for distribution to holders of QUIPS of such Trust in liquidation of such Trust (the "Guarantee Payments"). Florida Progress's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Florida Progress to the holders of the related QUIPS or by causing the related Trust to pay such amounts to such holders.

   Each QUIPS Guarantee will be a guarantee of the Guarantee Payments with respect to the related QUIPS from the time of issuance of such QUIPS, but will not apply to the payment of distributions and other payments on such QUIPS when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If Funding Corp. does not make interest payments on the QUIDS held by the Property Trustee under any Trust, such Trust will not make distributions on its QUIPS.

Subordination

   Florida Progress's obligations under each QUIPS Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Florida Progress and will rank (1) subordinate and junior in right of payment to all other liabilities of Florida Progress, except those obligations or liabilities that rank equally or subordinate by their terms, (2) equally with the most senior preferred or preference stock hereafter issued by Florida Progress and (3) senior to all common stock of Florida Progress. The terms of the QUIPS will provide that each holder of QUIPS by acceptance thereof agrees to the subordination provisions and other terms of the QUIPS Guarantee related thereto. Florida Progress has outstanding common stock that ranks junior to the QUIPS Guarantees. See "Selected Information--Selected Financial Information."

   Each QUIPS Guarantee will constitute a guarantee of payment and not of performance or collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

Amendments and Assignment

   Except with respect to any changes that do not materially and adversely affect the rights of holders of the related QUIPS (in which case no consent will be required), each QUIPS Guarantee may be amended only with the prior approval of the holders of a majority in liquidation amount of such outstanding QUIPS. The manner of obtaining any such approval of holders of the QUIPS will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each QUIPS Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Florida Progress and shall inure to the benefit of the holders of the related QUIPS then outstanding.

Termination

   Each QUIPS Guarantee will terminate and be of no further force and effect as to the related QUIPS upon full payment of the Redemption Price of all such QUIPS, upon distribution of QUIDS to the holders of such QUIPS, or upon full payment of the amounts payable upon liquidation of the related Trust. Each QUIPS Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related QUIPS must restore payment of any sums paid with respect to such QUIPS or under such QUIPS Guarantee.

Events of Default

   An event of default under each QUIPS Guarantee will occur upon the failure by Florida Progress to perform any of its payment or other obligations thereunder, subject to applicable grace periods. The holders of a majority in liquidation amount of the QUIPS to which any QUIPS Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such QUIPS Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such QUIPS Guarantee. Any holder of the related QUIPS may institute a legal proceeding directly against Florida Progress to enforce its rights under such QUIPS Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of QUIPS of any series may, by vote, on behalf of the holders of all the QUIPS of such series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

   The Guarantee Trustee, prior to the occurrence of any event of default with respect to any QUIPS Guarantee and after the curing or waiving of all events of default with respect to such QUIPS Guarantee, undertakes to perform only such duties as are specifically set forth in such QUIPS Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any QUIPS Guarantee at the request of any holder of the related QUIPS, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Guarantee Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   The First National Bank of Chicago, the Guarantee Trustee, also serves as Property Trustee and as Indenture Trustee. Florida Progress and some of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago. The First National Bank of Chicago serves as trustee under other indentures pursuant to which securities of subsidiaries of Florida Progress are outstanding.

Governing Law

   Each QUIPS Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Agreements as to Expenses and Liabilities

   Pursuant to an Agreement as to Expenses and Liabilities to be entered into by Florida Progress under each Trust Agreement, Florida Progress will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related QUIPS or other similar interests in such Trust the amounts due such holders pursuant to the terms of such QUIPS or such other similar interests, as the case may be.

                    RELATIONSHIP AMONG THE QUIPS, THE QUIDS,
                 THE QUIPS GUARANTEES AND THE QUIDS GUARANTEES

   As long as payments of interest and other payments are made when due on each series of QUIDS issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (1) the aggregate principal amount of each series of QUIDS will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (2) the interest rate and interest and other payment dates on each series of QUIDS will match the distribution rate and distribution and other payment dates for the related QUIPS; (3) Florida Progress shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (4) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the QUIPS (to the extent funds therefor are legally and immediately available) will be guaranteed by Florida Progress as and to the extent set forth under "Description of the QUIPS Guarantees." If Funding Corp. does not make interest payments on any series of QUIDS, it is not expected that the related Trust will have sufficient funds to pay distributions on its QUIPS. Each QUIPS Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

   If a Junior Subordinated Indenture Event of Default occurs and is continuing with respect to any series of QUIDS and the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding QUIDS of such series fail to declare the principal of all of the QUIDS of such series to be immediately due and payable, then the holders of at least 25% in liquidation amount of the related QUIPS then outstanding will have the right by written notice to Funding Corp., Florida Progress and the Indenture Trustee to declare such principal immediately due and payable. Notwithstanding the foregoing, a holder of QUIPS may institute a legal proceeding directly against Florida Progress or Funding Corp., without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on QUIDS of the related series having a principal amount equal to the aggregate stated liquidation amount of the QUIPS of such holder on or after the due dates specified in the QUIDS of such series.

   If Florida Progress fails to make payments under any QUIPS Guarantee, such QUIPS Guarantee provides a mechanism whereby the holders of the QUIPS to which such QUIPS Guarantee relates may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of QUIPS may institute a legal proceeding directly against Florida Progress to enforce its rights under the related QUIPS Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

   Each QUIDS Guarantee, each QUIPS Guarantee, the Junior Subordinated Indenture, the QUIDS of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Florida Progress and Funding Corp. of the payments due on the related series of QUIPS.

   Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless QUIDS of the related series are distributed in connection therewith, the holders of QUIPS of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of Funding Corp., the Property Trustee, as holder of the related series of QUIDS, would be a subordinated creditor of Funding Corp., subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of Funding Corp. receive payments or distributions. Because Florida Progress is guarantor under each QUIPS Guarantee and each QUIDS Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the

QUIPS) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of QUIPS and a holder of QUIDS of the related series relative to other creditors and to stockholders of Florida Progress in the event of liquidation or bankruptcy of Florida Progress would be substantially the same.

   A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Junior Subordinated Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the QUIDS provide that no payments may be made in respect of the QUIDS until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the QUIDS of any series would constitute an Event of Default under the Junior Subordinated Indenture with respect to the QUIDS of such series except that failure to make interest payments on the QUIDS of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

   Funding Corp. may sell the QUIDS and the Trust may sell the QUIPS in one or more of the following ways from time to time: (1) to underwriters for resale to the public or to institutional investors; (2) directly to institutional investors; or (3) through agents to the public or to institutional investors. The Prospectus Supplement with respect to any Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to Florida Progress, Funding Corp. or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed.

   If underwriters participate in the sale, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of such series of Securities, if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with Florida Progress, Funding Corp. and/or the applicable Trust to indemnification against specified civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, Florida Progress in the ordinary course of business.

   Each series of QUIDS and QUIPS will be a new issue of securities and will have no established trading market. Any underwriters to whom QUIDS and QUIPS are sold for public offering and sale may make a market in such QUIDS and QUIPS, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The QUIDS and QUIPS may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

   Specific matters of Delaware law relating to the validity of the QUIPS will be passed upon on behalf of Florida Progress Funding Corp. and the Trusts by Richards, Layton & Finger P.A.,

Wilmington, Delaware, special Delaware counsel to Funding Corp. and the Trusts. The validity of the QUIDS and specific matters relating thereto will be passed upon on behalf of Florida Progress and Funding Corp. by Kenneth E. Armstrong, Vice President and General Counsel of Florida Progress.

                                    EXPERTS

   The consolidated financial statements and schedules of Florida Progress as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 included in Florida Progress's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein and upon the authority of said firm as experts in accounting and auditing.

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-------------------------------------------------------------------------------

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the QUIPS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                 ------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Summary Information--Q&A..................................................  S-1
Risk Factors..............................................................  S-5
FPC Capital I.............................................................  S-8
Accounting Treatment......................................................  S-9
Selected Consolidated Financial Information of Florida Progress........... S-10
Use of Proceeds........................................................... S-11
Description of the Series A QUIPS......................................... S-11
Description of the Series A QUIDS......................................... S-22
Description of the Series A QUIDS Guarantee............................... S-24
Relationship Among the Series A QUIPS, the Series A QUIDS, the Series A
 QUIPS Guarantee and the Series A QUIDS Guarantee......................... S-24
United States Federal Income Tax Considerations........................... S-26
Underwriting.............................................................. S-30
Legal Matters............................................................. S-31

                                  Prospectus

Prospectus................................................................    1
Where You Can Get More Information........................................    2
Incorporation of Documents by Reference...................................    2
Florida Progress Corporation..............................................    3
Florida Progress Funding Corporation......................................    3
The Trusts................................................................    4
Accounting Treatment of the Trust.........................................    4
Ratios....................................................................    4
Use of Proceeds...........................................................    5
Description of the QUIDS..................................................    5
Description of the QUIDS Guarantees.......................................   11
Description of the QUIPS..................................................   11
Description of the QUIPS Guarantees.......................................   12
Relationship Among the QUIPS, The QUIDS, The QUIPS Guarantees and the
 QUIDS Guarantees.........................................................   14
Plan of Distribution......................................................   16
Legal Matters.............................................................   16
Experts...................................................................   17

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                               Preferred Securities

                                 FPC Capital I

          % Cumulative Quarterly Income Preferred Securities (QUIPSSM)
                      (Liquidation Amount $25 per QUIPS)

                     Fully and unconditionally guaranteed,
                            as described herein, by

                         Florida Progress Corporation

                                 ------------

                      (Florida Progress Corporation Logo)

                                 ------------

                             Goldman, Sachs & Co.

                             Salomon Smith Barney

                      Representatives of the Underwriters


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Florida Progress are as follows:

   Filing Fees--Securities and Exchange Commission--registration statement....................................................... $ 83,400
   Charges of trustees (including counsel)..........................   20,000
   Listing fees of New York Stock Exchange..........................   72,300
   Printing and preparation of registration statement, prospectus,
    etc.............................................................   50,000
   Rating agency fees...............................................   78,250
   Fees and expenses of counsel.....................................   75,000
   Blue sky fees and expenses.......................................    5,000
   Fees of accountants, KPMG LLP....................................   30,000
   Miscellaneous, including telephone charges and traveling
    expenses........................................................   11,050
                                                                     --------
       Total........................................................ $425,000
                                                                     ========

Item 15. Indemnification of Directors and Officers.

   The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnity shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article XI of Florida Progress' By-laws provides that it shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

   Funding Corp. also has statutory authority to indemnify its officers and directors. The applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

   Under the applicable provisions of the DGCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

     (1) By the Board of Directors of Funding Corp. by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum;

     (2) By a committee of such directors designated by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum;

     (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

     (4) By the stockholders.

   Funding Corp.'s Certificate of Incorporation and By-laws provide for indemnification to the full extent permitted by the laws of the State of Delaware.

   The underwriters, if any, will also agree to indemnify Florida Progress, Funding Corp., their directors and officers, and the Trust against certain liabilities to the extent set forth in the respective Underwriting Agreement and to contribute to amounts paid by Florida Progress or Funding Corp. if the indemnification provided is unavailable or insufficient.

   Florida Progress and Funding Corp. have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of Florida Progress and Funding Corp. also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Florida Progress and Funding Corp., as applicable.

   The Trust Agreement provides that, to the fullest extent permitted by applicable law, Funding Corp. shall indemnify and hold harmless any Trustee, affiliates of any Trustee or any officers, directors, shareholders, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") from and against any loss, damage, tax, penalty, expense or claim of any kind incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit
 Number
 -------
  1.1    Form of Underwriting Agreement relating to Preferred Securities.

  4.1    Form of Junior Subordinated Indenture among Florida Progress
         Corporation, Florida Progress Funding Corp. and The First National
         Bank of Chicago, as Trustee.

  4.2    Form of Supplemental Indenture to Junior Subordinated Indenture among
         Florida Progress Corporation, Florida Progress Funding Corp. and The
         First National Bank of Chicago, as Trustee.

  4.3(a) Certificate of Trust of FPC Capital I.

  4.3(b) Certificate of Trust of FPC Capital II.

  4.4(a) Trust Agreement of FPC Capital I.

  4.4(b) Trust Agreement of FPC Capital II.

  4.5    Form of Amended and Restated Trust Agreement (Agreements of FPC
         Capital I and FPC Capital II will be substantially identical except for names and dates).

  4.6    Form of Preferred Security of FPC Capital I and FPC Capital II
         (included in Exhibit 4.5 above).

  4.7    Form of Junior Subordinated Note (included in Exhibit 4.2 above).

  4.8    Form of Guarantee Agreement between Florida Progress Corporation and
         The First National Bank of Chicago, as trustee (Agreements relating to
         FPC Capital I and FPC Capital II will be substantially identical except for names and dates).

  4.9    Form of Agreement as to Expenses and Liabilities (included in Exhibit
         4.5 above).

  5.1    Opinion of Kenneth E. Armstrong, Esq. relating to Florida Progress
         Corporation and Florida Progress Funding Corporation.

  5.2(a) Opinion of Richards, Layton & Finger, P.A. relating to FPC Capital I.

  5.2(b) Opinion of Richards, Layton & Finger, P.A. relating to FPC Capital II.

  8.1    Opinion of Thelen Reid & Priest LLP, special counsel to Florida
         Progress Corporation.

 12.1    Computation of ratio of earnings to fixed charges.

 12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).

 23.1    Consent of KPMG LLP.

 23.2    Consent of Kenneth E. Armstrong, Esq. (included in Exhibit 5.1 above).

 23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibits
         5.2(a) and 5.2(b) above).

 23.4    Consent of Thelen Reid & Priest LLP (included in Exhibit 8.1 above).

 24.1    Powers of Attorney (contained on the signature pages hereof).


 Exhibit
 Number
 -------
 25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee for the Junior Subordinated Indenture and Guarantee Trustee for the
         Guarantee Agreements.

 25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee for the Junior Subordinated Indenture.

 25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Property
         Trustee for the Amended and Restated Trust Agreement of FPC Capital I.

 25.4 Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Property Trustee for the Amended and Restated Trust Agreement of FPC Capital II.

   Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
--------

Item 17. Undertakings.

   (a) Undertaking related to Rule 415 offering:

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Undertaking related to acceleration of effectiveness:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) Undertakings related to Rule 430A offering:

     The undersigned registrants hereby undertake that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Undertaking related to qualification of trust indenture for delayed offerings:

     The undersigned registrants hereby undertake to file applications for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   (f) Undertaking related to equity offering of nonreporting registrants:

     The undersigned registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Florida Progress Corporation, a Florida corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of March, 1999.

                                          Florida Progress Corporation

                                                     /s/ Richard Korpan
                                          By: _________________________________
                                                       Richard Korpan
                                              Chairman of the Board, President
                                                and Chief Executive Officer

   KNOWN BY ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Progress Corporation, a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint KENNETH
E. ARMSTRONG, PAMELA A. SAARI and DOUGLAS E. WENTZ, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments to this report, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Richard Korpan             Chairman of the Board,       March 24, 1999
______________________________________  President, Chief
            Richard Korpan              Executive Officer and
     Principal Executive Officer        Director

     /s/ Edward W. Moneypenny          Senior Vice President and    March 24, 1999
______________________________________  Chief Financial Officer
         Edward W. Moneypenny
     Principal Financial Officer

      /s/ John Scardino, Jr.           Vice President and           March 24, 1999
______________________________________  Controller
          John Scardino, Jr.
     Principal Accounting Officer

     /s/ W. D. Frederick, Jr.                   Director            March 24, 1999
______________________________________
         W. D. Frederick, Jr.

      /s/ Michael P. Graney                     Director            March 24, 1999
______________________________________
          Michael P. Graney


              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Clarence V. McKee                     Director            March 24, 1999
______________________________________
          Clarence V. McKee

      /s/ Vincent J. Naimoli                    Director            March 24, 1999
______________________________________
          Vincent J. Naimoli

       /s/ Richard A. Nunis                     Director            March 24, 1999
______________________________________
           Richard A. Nunis

       /s/ Joan D. Ruffier                      Director            March 24, 1999
______________________________________
           Joan D. Ruffier

    /s/ Robert T. Stuart, Jr.                   Director            March 24, 1999
______________________________________
        Robert T. Stuart, Jr.

      /s/ Jean Giles Wittner                    Director            March 24, 1999
______________________________________
          Jean Giles Wittner

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Florida Progress Funding Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of March, 1999.

                                          Florida Progress Funding Corporation

                                                   /s/ Richard Korpan
                                          By: _________________________________
                                             Name: Richard Korpan
                                             Title:  Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

   KNOWN BY ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Progress Funding Corporation, a Delaware corporation, for himself or herself and not for one another, does hereby constitute and appoint Kenneth E. Armstrong, Pamela A. Saari and Douglas E. Wentz, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments to this report, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Richard Korpan             Chairman of the Board,       March 24, 1999
______________________________________  President, Chief
            Richard Korpan              Executive Officer and
     Principal Executive Officer        Director

     /s/ Edward W. Moneypenny          Senior Vice President,       March 24, 1999
______________________________________  Chief Financial Officer
         Edward W. Moneypenny           and Director
     Principal Financial Officer

      /s/ John Scardino, Jr.           Vice President and           March 24, 1999
______________________________________  Controller
          John Scardino, Jr.
     Principal Accounting Officer

      /s/ Kathleen M. Haley            Director                     March 24, 1999
______________________________________
          Kathleen M. Haley

   Pursuant to the requirements of the Securities Act of 1933, FPC Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of March, 1999.

                                          FPC Capital I

                                          By: Florida Progress Funding
                                              Corporation, Depositor

                                                 /s/ Edward W. Moneypenny
                                          By: _________________________________
                                             Name: Edward W. Moneypenny
                                             Title: Senior Vice President and
                                                   Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, FPC Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of March, 1999.

                                          FPC Capital II

                                          By: Florida Progress Funding
                                              Corporation, Depositor

                                                 /s/ Edward W. Moneypenny
                                          By: _________________________________
                                             Name: Edward W. Moneypenny
                                             Title:   Senior Vice President
                                                  and Chief   Financial
                                                  Officer